CONTACT GOLD CORP.

Notice of Annual Meeting of Shareholders

May 30, 2022

Management Information Circular

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CONTACT GOLD CORP. (the "Company")

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TAKE NOTICE that the Annual Meeting (the "Meeting") of the shareholders of the Company ("Shareholders") will be held by audio conference using dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), on May 30, 2022 at 1:30 p.m. (Pacific Time), for the following purposes:

  to receive the audited consolidated financial statements of the Company for the year ended December 31, 2021, together with the auditor's report thereon;

  to fix the number of directors of the Company at SIX;

  to elect directors for the ensuing year;

  to appoint Ernst & Young, LLP, Chartered Professional Accountants, as auditor for the Company for the ensuing year and to authorize the board of directors to fix their remuneration;

  consider, and if thought fit, approve an ordinary resolution approving the adoption by the Company of new "rolling" omnibus stock and incentive plan to supersede and replace the Company's existing stock and incentive plan, restricted share unit plan and deferred share unit plan, as more fully described in the accompany management information circular of the Company dated April 22, 2022; and

  To transact such other business as may properly come before the Meeting, or at any adjournment thereof.

Specific details of the above items of business, as well as further information with respect to voting by proxy and detailed instructions about how to participate at the virtual Meeting are contained in the Information Circular of management which accompanies this Notice of Meeting (the "Notice") and, together with management's Instrument of Proxy ("Proxy") or Voting Instruction Form ("VIF") which also accompanies the Notice, form a part hereof and must be read in conjunction with this Notice.

Shareholders of record at the close of business April 14, 2022 will be entitled to receive notice, attend and vote at the Meeting.

In light of the ongoing public health crisis resulting from the global spread of the novel coronavirus ("COVID-19"), to mitigate risks to the health and safety of our communities, Shareholders, employees and other stakeholders, we will hold the Meeting this year in a virtual-only format, which will be conducted via teleconference using dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), and instructions will be provided as to how registered Shareholders ("Registered Shareholders"), and duly appointed proxyholders entitled to vote at the Meeting may participate and vote at the Meeting.

Non-registered shareholders (being shareholders who beneficially own shares that are registered in the name of an intermediary such as a bank, trust company, securities broker or other nominee, or in the name of a depository of which the intermediary is a participant) who have not duly appointed themselves as proxyholder will be able to attend the Meeting by phone as guests, but guests will not be able to vote or ask questions at the Meeting.

If you are unable to call into the Meeting, please read the Instructions For Completion of Proxy ("Instructions") on the reverse side of the Proxy or Instructions For Completion of VIF ("VIF Instructions") enclosed herewith and then complete and return the Proxy or VIF within the time set out in the Instructions or VIF Instructions as the case may be. In addition, as set out in the Instructions and VIF Instructions, the enclosed Proxy or VIF is solicited by management of the Company but you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

A Shareholder who wishes to appoint a person other than the proxyholders identified on the form of Proxy or VIF Instructions form (including a non-registered shareholder who wishes to appoint themselves as proxyholder in order to attend and vote at the Meeting) must carefully follow the instructions in the Information Circular and on their form of Proxy or VIF form accompanying this Notice. These instructions include the additional step of registering such proxyholder with the transfer agent, Computershare Investor Services Inc. ("Computershare"), after submitting a form of proxy or voting instruction form. Failure to register will result in the proxyholder not receiving a passcode, which is used for online sign-in, and is required to vote at the Meeting. Without a passcode, such proxyholder will only be able to attend the Meeting online as a guest. Non-registered shareholders located in the United States must also provide Computershare with a duly completed legal proxy if they wish to vote at the meeting or appoint a third party as their proxyholder.

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The Company reserves the right to take any additional precautionary measures in relation to the Meeting in response to further developments in respect of the COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date or location of the Meeting. Changes to the Meeting time, date or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company's press releases as well as its website at www.contactgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended Information Circular in the event of changes to the Meeting format.

DATED at Vancouver, British Columbia, this 22nd day of April, 2022.

BY ORDER OF THE BOARD OF DIRECTORS - CONTACT GOLD CORP.

"John Wenger"

Vice-President Strategy & Chief Financial Officer

Shareholders are cordially invited to attend the virtual Meeting. Shareholders are urged to complete and return the enclosed proxy or VIF promptly.  To be effective, Contact Gold proxies must be received at the Vancouver office of Computershare, the Company's registrar and transfer agent, by 1:30 p.m. (Pacific Time) on May 26, 2022, or 48 hours (excluding Sundays, Saturdays, and holidays) prior to any adjourned or postponed Meeting.  Shareholders whose Common Shares are held by a nominee may receive either a VIF or form of Proxy and should follow the instructions provided by the nominee.

Proxies will be counted and tabulated by Computershare in such a manner as to protect the confidentiality of how a particular Shareholder votes except where they contain comments clearly intended for management, in the case of a proxy contest, or where it is necessary to determine the validity of a Proxy or to permit management and the Board to discharge their legal obligations to the Company or its Shareholders.

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MANAGEMENT INFORMATION CIRCULAR

for the Annual Meeting of Shareholders

This year, the Meeting will be held in a virtual only format, which will be conducted via audio conference. Shareholders and duly appointed proxyholders can attend the Meeting online by dial-in at 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International).

The Company reserves the right to take any additional precautionary measures in relation to the Meeting in response to further developments in respect of the coronavirus COVID-19 outbreak that the Company considers necessary or advisable including changing the time, date, or location of the Meeting. Changes to the Meeting time, date, or location and/or means of holding the Meeting may be announced by way of press release. Please monitor the Company's press releases as well as its website at www.contactgold.com for updated information. The Company advises you to check its website one week prior to the Meeting date for the most current information. The Company does not intend to prepare or mail an amended Information Circular in the event of changes to the Meeting format.

General Information

Except as otherwise stated, the information contained herein is given as of April 22, 2022.

Figures in this Circular are expressed in Canadian dollars ("$"), the same currency that Contact Gold Corp. ("Contact Gold", or the "Company") uses in its consolidated financial statements for the year ended December 31, 2021 (the "Annual Financial Statements"), unless otherwise stated. Amounts in United States dollars are expressed as "US$".  As at December 31, 2021, and April 21, 2022 (the date immediately prior to the effective date of this Circular), the values of the Canadian dollar, based on the indicative rate of exchange published by the Bank of Canada, were US$0.7888, and US$0.7981, respectively.

Corporate Background

The Company was incorporated under the Business Corporations Act (Yukon) on May 26, 2000, and was continued under the Business Corporations Act (British Columbia) on June 14, 2006.  On June 7, 2017, upon closing of a series of transactions that recapitalized the business, the Company completed a legal continuance into the State of Nevada and changed its name to "Contact Gold Corp.".  On June 4, 2021, the Company completed an internal reorganization designed to redomicile Contact Gold Corp. from incorporation in the State of Nevada to the Province of British Columbia (the "Repatriation Transaction").

Contact Gold is a gold exploration company focused on making district-scale gold discoveries in Nevada. Contact Gold's land holdings are on the Carlin, Independence, North Nevada Rift, and Cortez gold trends which host numerous gold deposits and mines.

Contact Gold  maintains a head office in Vancouver, British Columbia, Canada. The Company's common shares ("Common Shares") began trading on the TSX Venture Exchange ("TSXV") under the symbol "C" on June 15, 2017.

VOTING INFORMATION

SOLICITATION OF PROXIES

THIS INFORMATION CIRCULAR (THE "CIRCULAR") IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF THE COMPANY FOR USE AT THE ANNUAL MEETING (THE "MEETING") OF THE COMPANY TO BE HELD AT 1:30 P.M. (PACIFIC TIME), ON MAY 30, 2022, OR ANY ADJOURNMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF MEETING.

While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors, officers and regular employees of the Company at nominal cost.  All costs of solicitation of proxies by management will be borne by the Company.

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Notice to Shareholders in the United States

The solicitation of proxies involves securities of an issuer that is a reporting issuer (or equivalent) under applicable Canadian securities laws and is being effected and disclosed in accordance with securities laws of the provinces of Canada.  Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The proxy solicitation rules under the United States Securities Exchange Act of 1934, as amended, are not applicable to the Company or this solicitation, and this solicitation has been prepared in accordance with the disclosure requirements of the securities laws of the provinces of Canada. Shareholders should be aware that disclosure requirements under the securities laws of the provinces of Canada differ from the disclosure requirements under United States securities laws.

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the British Columbia Business Corporations Act, certain of its directors and its executive officers are residents of Canada and a substantial portion of its assets and the assets of such persons are located outside the United States. Shareholders may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States federal securities laws. It may be difficult to compel a foreign company and its officers and directors to subject themselves to a judgment by a United States court.

NOTICE AND ACCESS

The Company is availing itself of the "Notice-and-Access" provisions in securities laws that permit the Company to forego mailing paper copies of this Circular and proxy-related materials to Shareholders and instead make them available for review, print and download via the Internet. Non-registered Shareholders have received a Notice Package (as defined below), but will not receive a paper copy of this Circular or the proxy-related materials unless they request one as described in the Notice Package. Notice-and-Access will not be used for registered Shareholders as a result of certain restrictions in the Company's articles that do not allow for the use of Notice-and-Access as a delivery method for registered Shareholders. Registered Shareholders will receive a paper copy of this Circular and all proxy-related materials. In accordance with the requirements of National Instrument 54-101 - Communication With Beneficial Owners of Securities of a Reporting Issuer, of the Canadian Securities Administrators ("NI 54-101"), the Company has distributed a notice (the "Notice Package"), in the form prescribed by NI 54-101 to the clearing agencies and intermediaries for onward distribution to nonregistered Shareholders, of the internet website location where such non-registered Shareholders may access the notice of Meeting, this Circular and the instrument of proxy (collectively, the "Meeting Materials"). The Corporation will not pay for intermediaries to forward the Meeting Materials to objecting beneficial owners (as defined in NI 54-101); therefore, objecting beneficial owners will not receive the Notice Package unless their intermediary assumes the costs of delivery.

Intermediaries are required to forward the Notice Package to non-registered Shareholders unless a non-registered Shareholder has waived the right to receive meeting materials. Typically, intermediaries will use a service company to forward the Notice Package to non-registered Shareholders.

Meeting Materials can be accessed directly online on the Company's issuer profile on SEDAR at www.sedar.com or on the Company's website at http://www.contactgold.com/agm.

Although this Circular, the financial statements and the MD&A of the Company will be posted electronically on-line as noted above, Shareholders will receive paper copies of the Notice Package via prepaid mail containing the Notice with information prescribed by NI 54-101 and National Instrument 51-102 - Continuous Disclosure Obligations, a form of proxy or voting instruction form, and supplemental mail list return card for Shareholders to request they be included in the Company's supplementary mailing list for receipt of the Corporation's interim financial statements for the 2023 fiscal year.

The Company anticipates that notice-and-access will directly benefit the Company through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials. Shareholders with questions about notice-and-access can call the Company's transfer agent Computershare toll-free at 1-604-661-9400. Shareholders may also obtain paper copies of this Circular, the financial statements and the MD&A of the Company free of charge by contacting Computershare at the same toll-free number or upon request to the Corporate Secretary of the Company.

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A request for paper copies which are required in advance of the Meeting should be sent so that they are received by the Company or Computershare, as applicable, by Monday, May 16, 2022, in order to allow sufficient time for Shareholders to receive their paper copies and to return a) their form of proxy to the Corporation or Computershare, or b) their voting instruction form to their Intermediaries by its due date.

APPOINTMENT AND REVOCATION OF PROXIES

THE PERSONS NAMED IN THE ACCOMPANYING INSTRUMENT OF PROXY ARE DIRECTORS OF THE COMPANY. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE SHAREHOLDER'S BEHALF AT THE VIRTUAL MEETING HAS THE RIGHT TO DO SO, EITHER BY STRIKING OUT THE NAMES OF THOSE PERSONS NAMED IN THE ACCOMPANYING INSTRUMENT OF PROXY AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY, OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY.

AN INSTRUMENT OF PROXY MUST BE IN WRITING AND SIGNED BY THE SHAREHOLDER OR BY THE SHAREHOLDER'S ATTORNEY DULY AUTHORIZED IN WRITING OR, IF THE SHAREHOLDER IS A CORPORATION, SIGNED BY A DULY AUTHORIZED OFFICER OR ATTORNEY OF THE COMPANY. IF THE PROXY IS TO APPLY TO LESS THAN ALL THE COMMON SHARES REGISTERED IN THE NAME OF THE SHAREHOLDER, THE PROXY MUST SPECIFY THE NUMBER OF COMMON SHARES TO WHICH IT APPLIES.

A PROXY WILL NOT BE VALID UNLESS THE COMPLETED INSTRUMENT OF PROXY AND THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH IT IS SIGNED, OR A NOTARIALY CERTIFIED COPY THEREOF SATISFACTORY TO THE COMPANY, IS RECEIVED BY COMPUTERSHARE INVESTOR SERVICES INC. ("COMPUTERSHARE"), PROXY DEPARTMENT, 510 BURRARD STREET, 3RD FLOOR, VANCOUVER, BC V6C 3B9 (FACSIMILE: 604-689-8144) NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS AND HOLIDAYS) BEFORE THE COMMENCEMENT OF THE MEETING, OR ANY ADJOURNMENT THEREOF.

A SHAREHOLDER WHO HAS GIVEN AN Instrument of Proxy may revoke it by an instrument in writing signed by the shareholder or by the Shareholder's attorney authorized in writing or, where the Shareholder is a corporation by a duly authorized officer or attorney of the Company, and delivered to the administrative offices of the Company, Suite 1050 - 400 Burrard Street, Vancouver, BC, V6C 3A6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the Instrument of Proxy is to be used, or to the Chair of the Meeting on the day of the Meeting or any adjournment thereof or in any other manner provided by law.  A revocation of an Instrument of Proxy does not affect any matter on which a vote has been taken prior to the revocation.

VOTING OF PROXIES

THE MANAGEMENT REPRESENTATIVES DESIGNATED IN THE ENCLOSED INSTRUMENT OF PROXY WILL VOTE OR WITHHOLD FROM VOTING THE COMMON SHARES IN RESPECT OF WHICH THEY ARE APPOINTED PROXY ON ANY POLL THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER AS INDICATED ON THE INSTRUMENT OF PROXY AND, IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, THE COMMON SHARES WILL BE VOTED ACCORDINGLY.  WHERE NO CHOICE OR WHERE BOTH CHOICES ARE SPECIFIED IN THE INSTRUMENT OF PROXY, SUCH COMMON SHARES WILL BE VOTED "FOR" THE MATTERS OR PERSONS DESCRIBED THEREIN AND IN THIS INFORMATION CIRCULAR.

The enclosed Instrument of Proxy confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting and with respect to other matters that may properly come before the Meeting.  In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting, or any other business is properly brought before the Meeting, the persons designated in the enclosed Instrument of Proxy will vote in accordance with their best judgment on such matters or business.  At the time of the printing of this Circular, management of the Company knows of no such amendments, variations or other matters which may be presented to the Meeting. However, if any amendments, variations or other matters which are not now known to management should properly come before the Meeting, the Common Shares represented by proxies in favour of the management nominees named in the accompanying form of proxy will be voted on such matters in accordance with the best judgment of such proxy nominees.

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NON-REGISTERED SHAREHOLDERS

Only registered Shareholders or their duly appointed proxy holders are permitted to vote at the Meeting.  Most Shareholders are "non-registered" Shareholders because the Common Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Common Shares or a clearing agency.  More particularly, a person is not a registered Shareholder in respect of Common Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either:

(a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs, and similar plans); or

(b) in the name of a clearing agency (such as the Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant.

In accordance with the requirements of National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101"), the Company has distributed copies of the Notice of Meeting, this Information Circular and the Instrument of Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders.

Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

1. be given an Instrument of Proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Common Shares beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the Instrument of Proxy, this Instrument of Proxy is not required to be signed by the Non-Registered Holder when submitting the Instrument of Proxy.  In this case, the Non-Registered Holder who wishes to submit an instrument of proxy should otherwise properly complete the Instrument of Proxy and deposit it with the Company as provided above; or

2. more typically, be given a Voting Instructions Form (a "VIF") which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow.  Typically, the proxy authorization form will consist of a one-page, pre-printed form.  Sometimes, instead of the one-page, pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information.  In order for the Instrument of Proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the Instrument of Proxy, properly complete and sign the Instrument of Proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Meeting.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the management's representatives named in the Instrument of Proxy and insert the Non-Registered Holder's name in the blank space provided.

In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the instrument of proxy or proxy authorization form is to be delivered.

All reference to shareholders in this Information Circular and the accompanying Instrument of Proxy and Notice of Meeting are to shareholders of record unless specifically stated otherwise.  In addition, there are two kinds of Beneficial Owners - those who object to their names being made known to the issuers of securities which they own being called Objecting Beneficial Owners ("OBOs") and those who do not object to the issuers of the securities knowing who they are being called Non-Objecting Beneficial Owners ("NOBOs").

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The Company will avail itself of those provisions of NI 54-101 that permit it to directly deliver proxy related materials to its NOBOs.  As a result, NOBOs can expect to receive a scannable Request for a VIF from Contact Gold's transfer agent, Computershare. These VIFs are to be completed and returned to Computershare in the envelope provided or by facsimile.  Computershare will tabulate the results of the VIFs received from NOBOs and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIFs they receive.

VOTING AT THE VIRTUAL MEETING

To mitigate contagion risk related to COVID-19, the Company will hold its Meeting in a virtual only format, which will be conducted by conference call. The Company believes that hosting a virtual meeting will increase participation by its Shareholders, as it will enable Shareholders to more easily attend the Meeting regardless of their geographic location. This year, Shareholders will not be able to physically attend the Meeting.

Only Registered Shareholders and duly appointed proxyholders may attend and vote at the virtual Meeting. Registered Shareholders and duly appointed proxyholders who participate and listen to the Meeting, and vote, in real time, provided they are connected to the Internet and comply with all of the requirements set out in this Circular.  A Registered Shareholder or a Non-Registered Shareholder who has appointed themselves or a third-party proxyholder to represent them at the Meeting, will appear on a list of Shareholders prepared by Computershare, the transfer agent and registrar for the Meeting. To have their Common Shares voted at the meeting, each Registered Shareholder or proxyholder will be required to enter their control number or other passcode prior to the start of the Meeting.

Non-Registered Shareholders who have not duly appointed themselves as proxyholders may attend the Meeting as guests. Guests will be able to listen to the Meeting by teleconference, but will not be able to vote or ask questions at the Meeting. This is because Computershare, does not have a record of the Non-Registered Shareholders of and, as a result, will have no knowledge of shareholdings or entitlement to vote, unless the Non-Registered Shareholder appoints itself as proxyholder.

If you are a Non-Registered Shareholders and wish to vote at the Meeting, you must (i) appoint yourself as proxyholder by inserting your own name in the space provided for appointing a proxyholder on the VIF form sent to you and follow all of the applicable instructions, including the deadline, provided by the Intermediary; and (ii) register with Computershare. See "Appointment and Revocation of Proxies" in this Circular for additional information on how Non-Registered Shareholders can appoint themselves as proxyholder.

In order to streamline the virtual Meeting process, the Company encourages Shareholders to vote in advance of the Meeting using the VIF form or the form of Proxy mailed to them with the Meeting Materials. Shareholders wishing to attend the virtual Meeting may do so by calling 1-877-407-2991 (toll free North America) or 1-201-389-0925 (International), and instructions will be provided.

A summary of the information Shareholders will need to attend the online meeting is provided below.

1. Registered Shareholders must dial in prior to the start of the Meeting, and enter the control number located on the form of Proxy.

2. Duly appointed proxyholders will obtain from Computershare a passcode after the proxy voting deadline has passed and the proxyholder has been duly appointed AND registered as described in "Appointment and Revocation of Proxies" in this Circular.

3. Guests, including Non-Registered Shareholders who have not duly appointed themselves as proxyholder can listen to the Meeting, but will not able to vote or ask questions.

If you are using a control number or passcode to login to the online Meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the Meeting as a guest.

APPROVAL OF RESOLUTIONS

Unless otherwise specified, a simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein.  If there are more nominees for election as directors or appointment as the Company's auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

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INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no management nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year, and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than as disclosed elsewhere herein.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company has fixed the close of business on April 14, 2022 (the "Record Date") as the record date. Only those holders of record of Common Shares on April 14, 2022, are entitled to vote at the Meeting.  As at the close of business on April 14, 2022, there were 301,282,072 Common Shares issued and outstanding. Each Common Share carries the right to one vote at the Meeting.  There are no other classes of voting securities outstanding.

Shareholders whose names have been entered in the register of Shareholders at the close of business on the Record Date will be entitled to receive notice of, and to vote, at the Meeting or any adjournments or postponements thereof. Persons registered on the books of the Company at the close of business on the Record Date and persons who are transferees of any Common Shares acquired after the Record Date and who have produced properly endorsed certificates evidencing such Common Shares or who otherwise establish ownership thereof and demand, not later than 10 days before the Meeting, that their names be included in the list of Shareholders, are entitled to vote at the Meeting.

To the knowledge of the directors or senior officers of the Company, as at the date of this Circular, no person or corporation beneficially owns, directly or indirectly, or exercises control or direction over, 10% or more of the Common Shares, other than as set out below:

Name of Shareholder	Number of Common Shares(1)(2)	Percentage of Common Shares
Waterton Precious Metals Fund II Cayman, LP	100,764,627	33.45%

(1) The information as to Common Shares beneficially owned, controlled or directed, not being within the knowledge of the Company, has been obtained by the Company from publicly disclosed information and/or furnished by the relevant shareholder.

(2) On a non-diluted basis.

In aggregate, including those held by the Named Executive Officers, the directors and other officers of the Company hold 16,329,461 Common Shares, representing approximately 5.42% of the issued Common Shares.

BUSINESS OF THE MEETING

RECEIPT OF FINANCIAL STATEMENTS

The Annual Financial Statements and accompanying auditor's report thereon will be presented at the Meeting, and will be mailed to those registered and beneficial Shareholders ("Beneficial Shareholders") who requested them.  The Annual Financial Statements are available under the Company's profile on the System for Electronic Document Analysis and Retrieval ("SEDAR") at  www.sedar.com and at  www.contactgold.com.

ELECTION OF DIRECTORS

The Company's by-laws provide that the Board shall consist of such number of directors as may be fixed from time to time by resolution of the Board. The Board currently consists of six (6) directors.

At the Meeting, Shareholders will be asked to consider, and, if thought fit, approve with or without variation a resolution re-electing the six (6) current members of the Board as the directors of the Company, namely Richard (Charlie) Davies, John Dorward, Andrew Farncomb, Riyaz Lalani, Matthew Lennox King, and George Salamis. It is intended that each of the directors shall hold office until his successor is elected or appointed, unless his office is earlier vacated in accordance with the Articles of Incorporation of the Company.

Shareholders have the option to (i) vote for all of the directors of the Company listed in the table below; (ii) vote for some of the directors and withhold for others; or (iii) withhold for all of the directors.

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UNLESS OTHERWISE INSTRUCTED, PROXIES AND VOTING INSTRUCTIONS GIVEN PURSUANT TO THIS SOLICITATION BY THE MANAGEMENT OF THE COMPANY WILL BE VOTED FOR THE ELECTION OF EACH OF THE PROPOSED NOMINEES SET FORTH IN THE TABLE BELOW.

Management has no reason to believe that any of the nominees will be unable to serve as a director. However, if any proposed nominee is unable to serve as a director, the individuals named in the enclosed form of proxy will be voted in favour of the remaining nominees, and may be voted in favour of a substitute nominee unless the Shareholder has specified in the proxy that the Common Shares represented thereby are to be withheld from voting in respect of the election of directors.

MAJORITY VOTING FOR DIRECTORS

The Board adopted a policy requiring that in an uncontested election of directors, any nominee who receives a greater number of votes "withheld" than votes "for" will tender a resignation to the Chair of the Board promptly following the Meeting. The Governance and Compensating Committee ("G&C Committee") will consider the offer of resignation and, except in special circumstances, will recommend that the Board accept the resignation. The Board will make its decision and announce it in a press release within 90 days following the Meeting, including the reasons for rejecting the resignation, if applicable. The nominee will not participate in any G&C Committee or Board deliberations on the resignation offer. The policy does not apply in circumstances involving contested director elections.

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NOMINEES AND QUALIFICATIONS

The following table states the name of each person nominated by management for election as directors, such person's principal occupation or employment, and the approximate number of voting securities and other (non-voting) equity instruments of the Company (including stock options to purchase Common Shares (being non-qualified stock options and incentive stock options, collectively "Options"), share purchase warrants ("Warrants"), Restricted Share Units ("RSUs"), and Deferred Share Units ("DSUs") that such person beneficially owns, or over which such person exercises direction or control as of the date of this Circular:

Nominee & Ordinary Place of Residence	Position Held with Contact Gold and Principal Occupation for the Past Five Years(5)	Common Shares	Options(6)	Warrants(7)	DSUs/RSUs(8)
Matt Lennox-King(3) Age: 45 Whistler, BC	President & CEO, Contact Gold Corp. President & Chief Executive Officer of Pilot Gold Inc. (April 2011 to November 2015)	6,060,267	1,275,000	1,916,000	58,335 RSUs
Charlie Davies(3) Age: 46 Toronto, ON	Independent Director, Contact Gold Corp. Principal, Exploration of Waterton Global Resource Management (April 2014 to Present) Manager, Exploration at Kinross Gold (January 2012 to April 2014)	-nil	712,500	-nil	759,909 DSUs
John Dorward(1)(2) Age: 50 Toronto, ON	Independent Director (Chair), Contact Gold Corp. Director, Surge Copper Inc. (July 2021 to present), and Taura Gold Inc. (January 2022 to present) President & CEO of Roxgold Inc. (September 2012 to June 2021)	6,539,834	712,500	2,375,000	1,278,860 DSUs
Andrew Farncomb(3) Age: 40 Toronto, ON	Senior Vice-President, Director, Contact Gold Corp. Managing Partner at Cairn Merchant Partners LP (May 2012 to present)	4,710,708	1,087,500	3,039,190	45,334 RSUs
Riyaz Lalani (1)(2) Age: 45 Toronto, ON	Independent Director, Contact Gold Corp. President, Corsica Strategy Inc. (March 2020 to Present) Chief Operating Officer, Think Research Corporation (December 2020 to September 2021) Chief Corporate Officer, The Supreme Cannabis Company, Inc. (December 2018 to January 2020) CEO, Bayfield Strategy (February 2013 to November 2018)	-nil	712,500	-nil	1,023,089 DSUs
George Salamis(1)(2)(3) Age: 56 North Vancouver, BC	Independent Director, Contact Gold Corp. President & CEO of Integra Resources Corp. (August 2017 to Present); President and CEO of Edgewater Exploration Ltd. (September 2010 to present); CEO of Newcore Gold Inc. (previously) Pinecrest Resources Ltd. (2014 to May 2019; Director 2014 to present); Executive Chair of Integra Gold Corp. (September 2014 to July 2017)	1,228,634	712,500	-nil	895,201 DSUs

(1) Member of Audit Committee.

(2) Member of G&C Committee.

(3) Member of Health, Safety & Sustainability Committee.

(4) Information about principal occupation, business or employment and securities beneficially owned, directly or indirectly, or over which control or direction is exercised, has been furnished by respective persons set forth above.  Each individual has held his position since June 7, 2017.

(5) A total of 4,045,831 Options are exercisable as of the date of this Circular.  See also Stock Options and Other Compensation Securities in this Circular.

(6) Each Warrant entitles the holder to one Common Share.

(7) DSUs granted under the Contact Gold Deferred Share Unit Plan to Directors of the Company, have no expiration date and are redeemable upon termination of service.  RSUs vest in thirds annual from the date of award and expire December 31, 2023.

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There are no contracts, arrangements or understandings between any independent Director or executive officer or any other person pursuant to which any of the nominees has been nominated for election as a Director of the Company.  There are employment agreements amongst the Company and each of Messrs. Lennox-King, and Farncomb, respectively, for their roles as officers of the Company.  Remuneration (Director Fees) paid to the independent directors is paid on a quarterly basis, and are paid in DSUs, as disclosed in this Circular.

CORPORATION CEASE TRADE ORDER, BANKRUPTCY, PENALTIES AND SANCTIONS

As of the date of this Circular: (a) no proposed director of the Company is, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that, (i) was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, in each case in effect for a period of more than 30 consecutive days (each an "order") that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) no proposed director of the Company is, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; (c) no proposed director of the Company has, within the 10 years before the date of this Circular, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or became subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, officer or shareholder; and (d) no proposed director of the Company has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Shareholder in deciding whether to vote for a proposed director. To the knowledge of the Company, no personal holding company of any proposed director is or has been, as applicable, subject to the foregoing during the applicable time periods.

APPOINTMENT OF AUDITOR

At the Meeting, Shareholders will be asked to vote for the reappointment of Ernst & Young LLP, Chartered Professional Accountants ("E&Y"), the current independent registered certified auditors of the Company, as the auditors of the Company to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.  A simple majority of the votes cast at the Meeting must be voted in favour thereof.  E&Y was first appointed auditor of the Company by resolution of the Board dated, July 18, 2017.

Auditor remuneration

Audit Fees:  The Company's audit fees are negotiated with the auditors of the Company on an arm's length basis.  In the preceding year, such fees were based on the nature and complexity of the matters in question and the time incurred by the auditors. The directors believe that the fees negotiated in the past with the auditors of the Company were reasonable and, in the circumstances, would be comparable to fees charged by other auditors providing similar services.

Non-Audit fees:  As part of the Company's corporate governance practices, the Audit Committee has adopted a Policy on Pre- Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by the Company's auditors and to ensure that the independence of the Company's auditors is not compromised through engaging them for other services. All services provided by the Company's auditors are pre-approved by the Audit Committee as they arise or through an annual pre-approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by the Company's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

Details of the fees paid to E&Y relating to fiscal 2021 and 2020 can be found in the Company's Annual Information Form for the fiscal year ended December 31, 2021, dated April 1, 2022 (the "AIF"); a copy of which is available on SEDAR under the Company's profile at www.sedar.com.

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Unless such authority is withheld, the management proxy nominees named in the accompanying Proxy intend to vote "for" the appointment of E&Y as auditors of the Company to hold office until the close of the next annual meeting of Shareholders and to authorize the directors to fix their remuneration.

UNLESS THE SHAREHOLDER HAS SPECIFICALLY INSTRUCTED IN THE ENCLOSED FORM OF PROXY THAT THE COMMON SHARES REPRESENTED BY SUCH PROXY ARE TO BE WITHHELD OR VOTED OTHERWISE, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE APPOINTMENT AND RATIFICATION OF E&Y AS AUDITORS OF THE COMPANY TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS OR UNTIL A SUCCESSOR IS APPOINTED AND TO AUTHORIZE THE BOARD TO FIX THE REMUNERATION OF THE AUDITORS.

APPROVAL OF NEW EQUITY INCENTIVE PLAN

The Company's current stock option plan (the "Incentive Plan") was approved by the then shareholders of the Company at an annual meeting held on May 28, 2020. The Incentive Plan is a fixed plan that sets the aggregate number of Common Shares reserved for issuance under all awards during the term of the Incentive Plan, and the number of Common Shares reserved for issuance under any other share compensation arrangements granted or made available by Contact Gold from time to time. The issuance of 16,500,000 Common Shares (the "Maximum Allotment") under the Incentive Plan was authorized by shareholders of the Company at the May 28, 2020 annual meeting.

The Company also has a Deferred Share Unit Plan (the "DSU Plan") and a Restricted Share Unit Plan (the "RSU Plan", and together with the DSU Plan and the Incentive Plan, the "Existing Plans").  Each of the Existing Plans were approved by the then shareholders of the Company at an annual meeting held on May 28, 2020. The number of Common Shares available for issuance from treasury under the RSU Plan and the DSU Plan, in the aggregate, is 5,013,449 Common Shares, provided that the maximum number of Common Shares issuable pursuant to the RSU Plan and DSU Plan, or when combined with all of the Company's other security-based compensation arrangement, including Options, shall not exceed Maximum Allotment.

As of the date of this Circular, a maximum of 16,500,000 Common Shares are issuable pursuant to the exercise of Options, RSUs, and DSUs (as each such term is defined below) granted under Existing Plans, representing 5.48% of the issued and outstanding Common Shares.

The 2022 Equity Incentive Plan conditionally approved by the TSXV on April 21, 2022, and is subject to confirmation and approval by the Shareholders and satisfying the requirements of the TSXV, including the filing of applicable documentation.  On April 21, 2022, the Board approved the 2022 Equity Incentive Plan, subject to the receipt of shareholder and regulatory approvals.

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, approve the adoption by the Company of a new 10% "rolling" stock and incentive plan (the "2022 Equity Incentive Plan") to supersede and replace the Existing Plans, which will authorize the Board to issue awards to directors, officers, employees and other eligible service providers (or corporations controlled by such persons) of the Company, subject to the rules and regulations of applicable regulatory authorities and any stock exchange upon which the Common Shares may be listed or may trade from time to time. Subject to the approval of the 2022 Equity Incentive Plan by the Shareholders and the TSXV, all current outstanding awards under an Existing Plan will remain outstanding and be governed by, and in accordance with, the 2022 Equity Incentive Plan. A copy of the 2022 Equity Incentive Plan is set out in Schedule "A" to this Circular.

Summary of 2022 Equity Incentive Plan

The principal features of the 2022 Equity Incentive Plan are summarized below.

Purpose

The purpose of the 2022 Equity Incentive Plan will be to enable the Company and its affiliated companies to: (i) promote and retain employees, officers, consultants, advisors and directors capable of assuring the future success of the Company, (ii) to offer such persons incentives to put forth maximum efforts, and (iii) to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership, thereby aligning the interests of such persons and Shareholders. The 2022 Equity Incentive Plan permits the grant of (i) nonqualified stock options ("NQSOs") and incentive stock options ("ISOs") (collectively, "Options"), (ii) restricted share units ("RSUs"), (iii) deferred share units ("DSUs"), (iv) stock appreciation rights ("SARs"), and (v) performance awards ("Performance Awards") which are referred to herein collectively as "Awards," as more fully described below.

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Eligibility

Any of the Company's employees, officers, directors, consultants are eligible to participate in the Equity Incentive Plan if selected by the Compensation Committee of the Company's (the "Participants"). The basis of participation of an individual under the 2022 Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the 2022 Equity Incentive Plan, will be determined by the Compensation Committee based on its judgment as to the best interests of the Company and its shareholders, and therefore cannot be determined in advance.

The maximum number of Common Shares that may be issued under the 2022 Stock and Incentive Plan shall be determined by the Board from time to time, but in no case shall exceed, in the aggregate, 10% of the issued and outstanding Common Shares from time to time, which may be issued as any combination of Awards, subject to adjustment, and to certain limitations applicable to grants of ISOs to U.S. persons, as provided in the 2022 Stock and Incentive Plan. Any Common Shares subject to an Award under the 2022 Stock and Incentive Plan that are forfeited, cancelled, expire unexercised, are settled in cash, or are used or withheld to satisfy tax withholding obligations of a Participant shall again be available for Awards under the 2022 Stock and Incentive Plan. No financial assistance or support agreements may be provided by the Corporation in connection with grants under the 2022 Stock and Incentive Plan.

In the event of any dividend (other than a regular cash dividend), recapitalization, forward or reverse stock split, merger, reorganization, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event, which affects the Common Shares, the G&C Committee may make such adjustment as it may deem equitable to (i) the number and kind of shares which may thereafter be issued in connection with Awards, (ii) the number and kind of shares issuable in respect of outstanding Awards, (iii) the purchase price or exercise price relating to any Award, and (iv) any share limit set forth in the 2022 Stock and Incentive Plan.

Awards

Options

The G&C Committee is authorized to grant Options to purchase Common Shares that are either ISOs meaning they are intended to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code of 1986 (the "Code"), or NQSOs, meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2022 Equity Incentive Plan will be subject to the terms and conditions established by the G&C Committee. Under the terms of the 2022 Equity Incentive Plan, unless the Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options shall be determined by the G&C Committee and shall not be less than 100% of the Fair Market Value (as such term is defined in the 2022 Stock and Incentive Plan) of the Common Shares on the date of grant of such Option; provided, however, that the G&C Committee may designate an exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an affiliate of the Company. Options granted under the 2022 Stock and Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the G&C Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2022 Stock and Incentive Plan will be 10 years from the date of grant.

RSUs

RSUs are granted in reference to a specified number of Common Shares and entitle the holder to receive one Common Share for each RSU held; provided, that the G&C Committee may elect to pay cash or part cash and part Common Shares in lieu of delivering only Common Shares. The G&C Committee may, in its discretion, accelerate the vesting of RSUs. Unless otherwise provided in the applicable award agreement or as may be determined by the G&C Committee, upon a Participant's termination of service with the Company, the unvested portion of the RSUs will be forfeited.

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DSUs

A DSU is an award attributable to a person's duties as a director or executive officer that, upon settlement, entitles the recipient to receive such number of shares as determined by the Board, or to receive the cash equivalent or a combination thereof, as the case may be, and is payable after termination of the recipient's service with the Company. Participants may elect annually to receive a percentage of their annual base compensation in DSUs. In addition, the Board may award such additional DSUs to a director or executive officer as the Board deems advisable to provide the Participant with appropriate equity-based compensation for the services he or she renders to the Company. DSUs must be settled no later than December 31 of the calendar year following the calendar year in which the recipient of the DSU ceased to be a director, officer or employee of the Company.

Stock Appreciation Rights

A SAR entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of Common Shares from the date of the grant of the SAR to the date of exercise, payable in Common Shares. Any grant may specify a vesting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. A SAR shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Common Share on the date of exercise over (ii) the grant price of the SAR as specified by the G&C Committee, which price shall not be less than 100% of the Fair Market Value of one Common Share on the date of grant of the SAR; provided, however, that, subject to applicable law and stock exchange rules, the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the SAR is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an affiliate of the Company. Upon a Participant's termination of service, the same general conditions applicable to RSUs as described above would be applicable to the SAR.

Performance Award

A Performance Award (i) may be denominated or payable in cash or Common Shares (including, without limitation, RSUs), and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the G&C Committee shall establish. Subject to the terms of the 2022 Stock and Incentive Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the G&C Committee.

Limits with Respect to Certain Persons

The maximum number of Awards which may be issued to:

  any Consultant (as such term is defined in the 2022 Stock and Incentive Plan) in any 12-month period under the 2022 Stock and Incentive Plan may be no more than two percent (2%) of the outstanding Shares;

  all Persons conducting Investor Relations Activities (as such term is defined in the 2022 Stock and Incentive Plan) for the Company in any 12-month period may be, in aggregate, no more than two percent (2%) of the outstanding Common Shares; and

  Awards granted to consultants conducting Investor Relations Activities for the Company (including any director, officer, employee, or management company employee of the Company whose role and duties primarily consist of Investor Relations Activities) shall vest over a period of not less than 12 months with no more than 25% of the options vesting in any three (3) month period.

No individual Award grant that would result in the number of Common Shares issued to any individual in any 12-month period under the Equity Compensation Plan exceeding five percent (5%) of the issued Common Shares, is permitted, unless disinterested Shareholder approval is obtained.

Unless disinterested Shareholder approval is obtained: (i) the aggregate number of shares reserved for issuance under Awards granted to insiders of the Corporation (as a group) at any point in time cannot exceed 10% of the issued Common Shares; (ii) the grant to insiders of the Corporation (as a group), within a 12 month period, cannot exceed an aggregate number of Awards exceeding 10% of the issued Common Shares, calculated at the date an award is granted to any insider; or (iii) the aggregate number of Awards granted to any one person within a 12 month period cannot exceeding 5% of the issued Common Shares, calculated on the date an option is granted to a person.

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Notwithstanding any other provision of the 2022 Stock and Incentive Plan, without prior TSXV acceptance, the Company may not accelerate the vesting date of an Award, as applicable, granted to Consultants conducting Investor Relations Activities for the Company.

General

The G&C Committee may impose restrictions on the grant, exercise or payment of an Award as it determines appropriate. Awards granted under the Equity Incentive Plan shall be non-transferable except by will or by the laws of descent and distribution. No Participant shall have any rights as a shareholder with respect to Common Shares covered by Options, SARs, or RSUs, unless and until such Awards are settled in Common Shares.

No Option (or, if applicable, SARs) shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered and no payment shall be made under the 2022 Stock and Incentive Plan except in compliance with all applicable laws.

The Board may amend, alter, suspend, discontinue or terminate the 2022 Stock and Incentive Plan and the G&C Committee may amend any outstanding Award at any time; provided that (i) such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Shareholders if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2022 Stock and Incentive Plan (including, without limitation, as necessary to comply with any rules or requirements of applicable securities exchange), (ii) no such amendment or termination may adversely affect Awards then outstanding without the Award holder's permission, and (iii) such amendment, alteration, suspension, discontinuation, or termination is in compliance with the policies of the TSXV.

In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Common Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the G&C Committee or the Board may, in its sole discretion, provide for any (or a combination) of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

  termination of the Award, whether or not vested, in exchange for cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant's vested rights;

  the replacement of the Award with other rights or property selected by the G&C Committee or the Board, in its sole discretion;

  assumption of the Award by the successor or survivor of the Company, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor of the Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

  that the Award shall be exercisable or payable or fully vested with respect to all Common Shares covered thereby, notwithstanding anything to the contrary in the applicable award agreement, or that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

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Termination

If a Participant ceases to be an Eligible Person for any reason whatsoever other than in the case of retirement or death, each vested Award held by the Participant will cease to be exercisable on the earlier of the original expiry date of the Award and six (6) months after the termination date; provided that all unvested Awards held by such Participant shall automatically terminate and become void on the termination date of such Participant.

Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the required amount to satisfy federal, provincial, territorial or foreign taxes, required by law or regulation to be deducted or withheld with respect to any taxable event arising as a result of the 2022 Stock and Incentive Plan.

Equity Incentive Plan Resolution

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass an ordinary resolution in substantially the form set out below. To be effective, the resolution approving the 2022 Stock and Incentive Plan (the "Equity Incentive Plan Resolution"), must be passed by not less than a majority of the votes cast by the holders of Common Shares present in person, or represented by proxy, at the Meeting.

If Shareholders do not approve the 2022 Equity Incentive Plan, the 2022 Equity Incentive Plan will not go into effect. At the Meeting, a resolution will be put forward to Shareholders for approval substantially in the following form:

"BE IT RESOLVED AS AN ORDINARY RESOLUTION THAT:

  subject to TSXV acceptance, the new stock and incentive plan of the Company is hereby approved by the shareholders of the Company to supersede and replace the existing equity compensation plans of the Company; and

  the grant of unallocated Options, RSUs, DSUs, SARs, performance awards, and dividend equivalents to Participants thereunder in accordance therewith, be and is hereby approved; and

  any officer or director of the Company is hereby authorized, instructed and empowered, acting for, in the name of and on behalf of the Company, to do or to cause to be done all such other acts and things in the opinion of such officer or director of the Company as may be necessary or desirable to satisfy securities and corporate regulators and in order to fulfill the intent of this foregoing resolution."

UNLESS THE SHAREHOLDER HAS SPECIFICALLY INSTRUCTED IN THE ENCLOSED FORM OF PROXY THAT THE COMMON SHARES REPRESENTED BY SUCH PROXY ARE TO BE VOTED AGAINST THE EQUITY INCENTIVE PLAN RESOLUTION, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE EQUITY INCENTIVE PLAN RESOLUTION.

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COMPENSATION OF EXECUTIVE OFFICERS

Form 51-102F6V Disclosure

Statement of Executive Compensation

Executive Compensation

In this section "Named Executive Officer", or "NEO", means the Chief Executive Officer, the Chief Financial Officer, and each of the three most highly compensated executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers at the end of the most recently completed fiscal years of December 31, 2021, and December 31, 2020, and whose total salary and bonus exceeds $150,000, as well as any additional individuals for whom disclosure would have been provided except that the individual was not serving as an officer of the Company at the end of the most recently completed financial year end.  The NEOs are Messrs. Lennox-King, Farncomb, Wenger and Spalding.

The following table sets for all direct and indirect compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the Company any subsidiary thereof to each Named Executive Officer and each director of the Company, in any capacity, including, for greater certainly, all plan and non-plan compensation, direct and in-direct pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the Named Executive Officers or director for services provided and for services to be provided, directly or indirectly, to the Company or any subsidiary thereof:

Table of compensation, excluding compensation securities

Name and position	Year	Salary, consulting fee, retainer or commission ($)	Bonus(3) ($)	Committee or meeting fees ($)	Value of perquisites ($)	Value of all other compensation ($)	Total compensation ($)
Matt Lennox-King President, CEO and Director	2021	250,000			6,940		256,940
	2020	250,000	-	-	7,410	-	257,410
Andrew Farncomb(1) Senior Vice-President and Director	2021	180,000	-	-	3,996	-	183,996
	2020	180,000	-	-	3,610	-	183,610
John Wenger VP, Strategy and Chief Financial Officer	2021	225,000	-	-	7,784		232,784
	2020	225,000	-	-	8,206	-	233,206
Vance Spalding(2) VP, Exploration	2021	238,170			15,042		253,212
	2020	254,885	-	-	26,830	-	281,715

(1) Amount includes fees paid to Cairn Merchant Partners LP, an advisory firm of which Mr. Farncomb is a partner of $60,000 in 2021 and $60,000 in 2020.

(2) Remuneration paid to Mr. Spalding translated from United States dollars at a rate of $0.7977 for 2021 and $0.7454 for 2020.

Director Compensation

The Board, on the recommendation of the G&C Committee, reviews and approves changes to the Company's director compensation arrangements from time to time to ensure they remain competitive in light of the time commitments required from directors, and align directors' interests with those of Shareholders. Directors who are not officers or employees of the Company or any of its subsidiaries are compensated for their services as directors through the award of DSUs1 and Options issuable from time to time under the Company's Incentive Plan, based on the recommendations of the G&C Committee.  There was no cash remuneration paid to the non-executive directors in 2021.

There was no other remuneration paid to any of the non-executive directors in either 2021, or 2020.  See "Stock Options and Other Compensation Securities - Deferred Share Units" table in this Circular below.

____________________________________

1 The number of DSUs awarded on a quarterly basis to the non-executive directors is predicated on the following base retainer fees: Mr. Davies: $35,000; Mr. Dorward (Chair of the Board): $50,000; Mr. Lalani (Chair of Audit Committee): $40,000; and Mr. Salamis: $35,000. Messrs. Farncomb and  Lennox-King receive compensation as officers and employees of the Company and, accordingly, do not receive any additional compensation for their service as directors.  The Company began awarding DSUs in lieu of cash payments on beginning in July 2019.

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Stock Options and Other Compensation Securities

The following tables set out information concerning all equity-based awards held by each director and NEO that were outstanding as at December 31, 2021.  Option exercise prices presented are in C$, consistent with the currency in which the Common Shares are traded on the TSXV.

Stock Options

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant (3)	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Matt Lennox-King President, CEO and Director	600,000 (1)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	175,000 (1)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	200,000 (1)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	300,000 (1)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
John Dorward Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Andrew Farncomb Senior Vice-President and Director	500,000 (1)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	150,000 (1)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	175,000 (1)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	262,500 (1)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Riyaz Lalani Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
George Salamis Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Charlie Davies Director	300,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	100,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	125,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	187,500 (2)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
John Wenger VP, Strategy and Chief Financial Officer	500,000 (1)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	150,000 (1)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	175,000 (1)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	300,000 (1)	December 23, 2020	0.12	0.12	0.115	December 24, 2025
Vance Spalding VP, Exploration	500,000 (2)	March 27, 2018	0.39	0.39	0.115	March 28, 2023
	150,000 (2)	April 3, 2019	0.275	0.275	0.115	April 3, 2024
	175,000 (2)	January 16, 2020	0.19	0.19	0.115	January 15, 2025
	262,500 (2)	December 23, 2020	0.12	0.12		December 24, 2025
  Incentive stock option
  Non-qualified stock option
  There are no vested in-the-money Options held by any of the individuals in the table above

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Deferred Share Units

As described in this Information Circular, beginning in July 2019, the Company implemented a program of awarding its non-executive directors DSUs in lieu of cash for directors' fees on a prospective basis.

As of December 31, 2021, there had been a total of 3,068,172 DSUs awarded, as per the table below:

Name and position	Number of compensation securities, number of underlying securities, and percentage of class(1)	Date of issue or grant	Issue, conversion or exercise price ($	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)
John Dorward Director	227,272	October 15, 2021	0.055	0.055	0.045
	138,888	July 15, 2021	0.090	0.090	0.045
	125,000	April 15, 2021	0.100	0.100	0.045
	108,695	January 15, 2021	0.115	0.115	0.045
	71,428	October 15, 2020	0.175	0.175	0.045
	53,191	July 15, 2020	0.235	0.235	0.045
	83,333	April 15, 2020	0.15	0.15	0.045
	67,568	January 15, 2020	0.185	0.185	0.045
	67,568	October 15, 2019	0.185	0.185	0.045
	58,140	July 22, 2019	0.215	0.215	0.045
George Salamis Director	159,090	October 15, 2021	0.055	0.055	0.045
	97,222	July 15, 2021	0.090	0.090	0.045
	87,500	April 15, 2021	0.100	0.100	0.045
	76,086	January 15, 2021	0.115	0.115	0.045
	50,000	October 15, 2020	0.175	0.175	0.045
	37,234	July 15, 2020	0.235	0.235	0.045
	58,333	April 15, 2020	0.15	0.15	0.045
	47,297	January 15, 2020	0.185	0.185	0.045
	47,297	October 15, 2019	0.185	0.185	0.045
	40,698	July 22, 2019	0.215	0.215	0.045
Riyaz Lalani Director	181,818	October 15, 2021	0.055	0.055	0.045
	111,111	July 15, 2021	0.090	0.090	0.045
	100,000	April 15, 2021	0.100	0.100	0.045
	86,956	January 15, 2021	0.115	0.115	0.045
	57,142	October 15, 2020	0.175	0.175	0.045
	42,553	July 15, 2020	0.235	0.235	0.045
	66,667	April 15, 2020	0.15	0.15	0.045
	54,054	January 15, 2020	0.185	0.185	0.045
	54,054	October 15, 2019	0.175	0.175	0.045
	46,512	July 22, 2019	0.215	0.215	0.045
Charlie Davies Director	159,090	October 15, 2021	0.055	0.055	0.045
	97,222	July 15, 2021	0.090	0.090	0.045
	87,500	April 15, 2021	0.100	0.100	0.045
	76,086	January 15, 2021	0.115	0.115	0.045
	50,000	October 15, 2020	0.175	0.175	0.045
	37,234	July 15, 2020	0.235	0.235	0.045
	58,333	April 15, 2020	0.15	0.15	0.045

(1) An additional 888,887 DSUs have been awarded to the Company's directors in the period from January 1, 2021 to the date of this Circular.

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Restricted Share Units

As of December 31, 2021, there had been 561,710 RSUs awarded to the Company's officers and employees.

Name and position	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue, conversion or exercise price ($)	Closing price of security or underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Matt Lennox-King President, CEO and Director	62,500	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	50,000 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023
John Wenger VP, Strategy and Chief Financial Officer	50,000	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	45,000 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023
Andrew Farncomb Senior Vice-President and Director	50,000	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	36,000 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023
Vance Spalding VP, Exploration	50,000	December 23, 2020	0.12	0.12	0.115	December 31, 2023
	50,160 (1)	January 16, 2020	0.19	0.19	0.115	December 31, 2023

(1) Subsequent to December 31, 2021, Messrs. Lennox-King, Wenger, Farncomb, and Spalding exercised 54,165, 46,666, 40,666, and 16,720, vested RSUs, respectively.

Exercise of Compensation Securities

There were no exercises of any compensation securities by any director or NEO during the most recently completed, or any previous, financial year.    See footnote (1) to summary of Restricted Shares Units summarizing exercises of RSUs in the period subsequent to year end.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides details of compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2021.  A description of the significant terms of each of the Company's equity compensation plans follows the table below:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	10,945,000 Options 561,710 RSUs(2) 3,068,172 DSUs(3)	$0.27/Option	1,925,118
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	10,945,000 Options 561,710 RSUs(2) 3,068,172 DSUs(3)	N/A	1,925,118

Note:

(1) Based on the maximum number of Common Shares that were available for issuance under the Incentive Plan, the RSU Plan and the DSU Plan, in aggregate of 16,500,000.

(2) Subsequent to December 31, 2021, Messrs. Lennox-King, Wenger, and Farncomb exercised 54,165, 46,666, and 40,666, vested RSUs, respectively

(3) Subsequent to December 31, 2021, the non-executive directors were awarded 888,887 DSUs.

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Oversight and description of director and Named Executive Officer compensation

The Board relies heavily on the recommendations of the C&G Committee and any independent consultants that it retains from time to time to provide analyses, recommendations and benchmarks, having regard to the total compensation levels among comparable companies, to ensure that the Company is compensating its NEOs fairly and competitively, and is able to attract and retain qualified individuals to help the Company continue to meet its business-plan objectives

Compensation objectives are established by the Compensation Committee, and for 2021 include the following:

1. attracting and retaining highly-qualified individuals;

2. creating among directors, officers, consultants and employees, a corporate environment which will align their interests with those of the shareholders; and

3. ensuring competitive compensation that is also affordable for the Company.

The compensation program is designed to provide competitive levels of compensation. The Company recognizes the need to provide a total compensation package that will attract and retain qualified and experienced executives as well as align the compensation level of each executive to that executive's level of responsibility. In general, the Company's directors and Named Executive Officers may receive compensation that is comprised of the following components:

4. salary, wages or contracted payments;

5. extended medical, dental and insurance benefits ("Benefits")

6. Option, RSU, and DSU grants and awards; and

7. cash bonuses.

The objectives and reasons for this system of compensation are to allow the Company to remain competitive compared to its peers in attracting experienced personnel. The salaries are set on the basis of a review and comparison of salaries paid to executives at similar companies.

For 2021, the Compensation Committee concurred with a recommendation from management to leave salaries unchanged from that of 2020 given a desire to preserve the Company's treasury for exploration and business development activities and in light of persistent general market uncertainty. There has been no change to management salaries since 2017.

Option grants are designed to reward directors and Named Executive Officers for success on a similar basis as the Shareholders, although the level of reward provided by a particular Option grant is dependent upon the volatility of trading of the Common Shares on the TSXV, as well as general volatility of the capital markets.

Since its initial listing on the TSXV, the Board has considered the provision of certain supplementary compensation elements, such as life insurance coverage, extended medical and dental premiums and other similar perquisites, as integral to meeting the Company's compensation philosophy.  Accordingly, the following perquisites continue to be included as part of the overall compensation package awarded to the Canadian-based NEOs: (i) participation in the standard employee health and dental plan, available to all full-time employees; (ii) entitlement to a life insurance policy of up to $500,000 with premiums paid by the Company and enhanced long-term disability benefits (subject to medical qualification) over and above that which is available to non-executive employees; and (iii) entitlement to participate in a medical reimbursement plan, which allows each Canadian-based NEO to be reimbursed for up to $1,000 worth of medical care costs not otherwise covered under the standard employee plan.

The following perquisites have also been included since listing on the TSXV as part of the overall compensation package awarded to Mr. Spalding: reimbursement of insurance premiums paid to allow for participation in an extended health and dental plan, an annual amount of US$8,000 paid in cash in lieu of Company contributions to a US 401k plan. The cost of such perquisites and other benefits in 2018 in respect of each NEO was less than $50,000 or 10% of that NEO's total compensation.

The Company's first formal performance incentive arrangement was implemented in 2018.  Each of Messrs. Lennox-King, Farncomb, Wenger, and Spalding will be eligible to participate in such annual employee and executive incentive plans as may be approved by the Compensation Committee from time to time ("Performance Incentive Plan").  The Performance Incentive Plans implemented for each of 2019, 2020 and 2021 considered similar measures of performance and weighting.

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Pursuant to the 2021 Performance Incentive Plan, each participant was eligible for an incentive payment in 2021 calculated as follows:

(1) The maximum Target Bonus as a % of Salary for each of Messrs. Lennox-King, Farncomb, Wenger and Spalding is set forth in this Circular under heading "Employment Agreements".

(2) Performance as a % of Target is determined as having 40% weighting to a measure of the Company's share price performance relative to peers for the year, and a 60% weighting as to individual performance across the following areas: Exploration Success; Business Development; and Safety.

For 2021, the Compensation Committee recommended, and the Board approved, the individual performance rating of the individual executives with reference to his personal objectives, and the successes in achieving corporate goals and objectives.  Notwithstanding significant achievements in exploration and at the corporate level, including multiple gold discoveries at the Company's Green Springs Project, and the completion of the Repatriation Transaction, respectively, no amount was payable to the executives relating to 2021

For the year ended December 31, 2021, the Common Share performance underperformed that of the peer group, and accordingly no amount based on the share price metric was payable to the executives relating to 2021.

Specific goals and performance measurement objectives for the NEOs relating to 2022 have not been approved at the date of this Circular.  It is expected that the general categories for individual performance weighting will be in line with those of the 2021 Bonus Plan.

Employment, consulting, and management agreements

As a junior mineral exploration company, the Company remains at risk of losing qualified personnel to companies with greater financial resources and it attempts to mitigate this risk wherever possible through appropriate written contracts.

The terms of the employment agreements were determined through negotiation between each of the respective NEOs and the Board, with advice from legal counsel, based on industry standards at the time the employment agreements were entered into.

The employment agreements in place for each of the Named Executive Officers are of an indefinite term and contain provisions regarding base salary, paid vacation time, and eligibility for benefits and security-based compensation. The employment agreements also contain confidentiality provisions of indefinite application and certain change-of- control provisions, as discussed below.

Employment Agreement with Matthew Lennox-King

The Company and Mr. Lennox-King are parties to an employment agreement, dated as of April 7, 2017 (the "MLK Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The MLK Employment Agreement provides for an annual base salary of $250,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Lennox-King is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 60% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the MLK Employment Agreement, if the Company terminates Mr. Lennox-King's employment without cause, Mr. Lennox-King shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Lennox-King is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Lennox-King, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2021, is approximately $514,350, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Circular under heading "Employment Agreements - Change of Control".

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Employment Agreement with Andrew Farncomb

The Company and Mr. Farncomb are parties to an employment agreement, dated as of April 7, 2017 (the "AF Employment Agreement"), providing for the terms and conditions of Mr. Farncomb's employment as Senior Vice-President of the Company.

The AF Employment Agreement provides for an annual base salary of $180,000.  A portion of Mr. Farncomb's remuneration is paid to Cairn Merchant Partners, LP, a financial advisory firm for which Mr. Farncomb is a partner.

There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Farncomb is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the AF Employment Agreement, if the Company terminates Mr. Farncomb's employment without cause, Mr. Farncomb shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Farncomb is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Farcomb, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2021, is approximately $367,606, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Circular under heading "Employment Agreements - Change of Control".

Employment Agreement with John Wenger

The Company and Mr. Wenger are parties to an employment agreement, dated as of April 7, 2017 (the "JW Employment Agreement"), providing for the terms and conditions of Mr. Wenger's employment as Vice-President, Strategy, Chief Financial Officer and Corporate Secretary of the Company.

The JW Employment Agreement provides for an annual base salary of $225,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Wenger is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 50% of his base salary and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the JW Employment Agreement, if the Company terminates Mr. Wenger's employment without cause, Mr. Wenger shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Wenger is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Wenger, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2021, is approximately $465,990, less statutory deductions. The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined immediately below in this Circular under heading "Employment Agreements - Change of Control".

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Employment Agreement with Vance Spalding

The Company and Mr. Spalding are parties to an employment agreement, dated as of April 7, 2017 (the "VS Employment Agreement"), providing for the terms and conditions of Mr. Lennox-King's employment as President and Chief Executive Officer of the Company.

The VS Employment Agreement provides for an annual base salary of USD 190,000.  There has been no increase to the annual base salary for subsequent periods.  In addition, Mr. Spalding is entitled to a target bonus opportunity under the Performance Incentive Plan in any given year equal to 40% of his base salary, with full discretion of the Board of up to 60% for extraordinary achievement, and is eligible to participate in equity remuneration and other employee benefit plans offered to other senior executives of the Company.

Under the VS Employment Agreement, if the Company terminates Mr. Spalding's employment without cause, Mr. Spalding shall be entitled to (i) his earned but unpaid compensation, (ii) any amounts of compensation awarded pursuant to the Performance Incentive Plan with respect to a completed calendar year which remains unpaid on termination, and (iii) a severance payment in the aggregate amount equal to 100% of his annual base salary within 7 business days following the earlier of (a) the Termination Date, or (b) the date at which Annual Bonus amounts are paid to active employees.  Furthermore, in the event of a possible Change of Control, Mr. Spalding is also entitled to a lump sum payment, and his unvested Options and RSUs shall vest immediately.  The estimated payment, including perquisites, for Mr. Spalding, assuming the occurrence a Change of Control and resultant cessation of employment, on December 31, 2021, is approximately $534,927, less statutory deductions (translated from United States dollars at the year end Bank of Canada rate of exchange). The specific entitlements and mechanics by which a Change of Control payment is determined and awarded are detailed and defined in this Circular under heading "Employment Agreements - Change of Control".

Change of Control

The Company recognizes the valuable services that the Named Executive Officers provide to the Company and the importance of the continued focus of the Named Executive Officers in the event of a possible Change of Control (as defined in this Circular). Because a Change of Control could give rise to the possibility that the employment of a Named Executive Officer would be terminated without cause or adversely changed, the Board considers it in the best interests of the Company to alleviate any distraction by ensuring that, in the event of a Change of Control, each Named Executive Officer would have certain guaranteed rights.

Accordingly, the Company has provided for the following:

A Change of Control payment is triggered if the employment of the Executive is terminated within the 12- month period following the effective date of a Change of Control by (A) death; (B) the resignation of the Executive for "Good Reason" (as defined in this Circular); or (C) the Company other than for just cause.

For the purposes of the foregoing, "Good Reason" means the occurrence of any one of the following events without the express agreement in writing of the relevant Executive:

  a material adverse change in any of the duties, powers, rights, discretion, prestige, title, salary, benefits, or perquisites of the Named Executive Officer as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the effective date of the Change of Control;

  a change in the office or body to whom the Named Executive Officer reports immediately prior to the effective date of the Change of Control, except if such office or body is of equivalent rank or stature, provided that this does not include a change resulting from a promotion in the normal course of business; or

  a material change in the location at which the Named Executive Officer is regularly required to carry out the terms of his employment with the Company immediately prior to the effective date of the Change of Control.

In the event that a Change of Control payment is triggered:

Each Named Executive Officer shall be entitled to 24 months base salary. Such payments shall be made in one lump sum, plus two times the average amount of bonus paid in the preceding two years less applicable statutory deductions, within 7 days of the effective date of the termination of employment; and

Page | 25

All unvested Options and RSUs that have been granted to the Named Executive Officer prior to the Change of Control shall vest immediately before such Change of Control and the NEO shall for a period of up to 18 months after the effective date of the Change of Control be permitted to exercise any such Options and RSUs if not yet exercised (however, in no event shall the Named Executive Officer be permitted to exercise any Options or RSUs beyond the expiry date thereof).

For purposes of the foregoing, a "Change of Control" is defined as the occurrence of any of the following:

  the acquisition, beneficially, directly or indirectly, by any person or group of persons acting jointly or in concert, within the meaning of Multilateral Instrument 62-104, Takeover Bids and Issuer Bids (or any successor instrument thereto), of Common Shares which, when added to all other Common Shares at the time held beneficially, directly or indirectly by such person or persons acting jointly or in concert, totals for the first time more than 50% of the outstanding Common Shares; or

  the removal, by extraordinary resolution of the shareholders of Contact Gold, of more than 51% of the then incumbent directors of Contact Gold, or the election of a majority of directors to the Board who were not nominees of the incumbent board of Contact Gold at the time immediately preceding such election; or

  the consummation of a sale of all or substantially all of the assets of Contact Gold, or the consummation of a reorganization, merger or other transaction which has substantially the same effect; or

  a merger, consolidation, plan of arrangement or reorganization of Contact Gold that results in the beneficial, direct or indirect transfer of more than 50% of the total voting power of Contact Gold's outstanding securities to a person, or group of persons acting jointly and in concert, who are different from the person that have, beneficially, directly or indirectly, more than 50% of the total voting power prior to such transaction; or

  any decrease in the Named Executive Officers' annual salary, vacation, or other form of remuneration; or

  any action or event that would constitute a constructive dismissal of the Named Executive Officer at common law.

The Compensation Plan and RSU Plan also contain certain provisions relating to the accelerated vesting and exercise of Options and RSUs granted thereunder in the event the Company proposes to amalgamate, merge or consolidate with any other corporation (other than a wholly-owned subsidiary) or to liquidate, dissolve or wind-up, or in the event an offer to purchase or repurchase the Common Shares or any part thereof is made to all or substantially all holders of Common Shares.

Termination

Generally, the employment contracts of the NEOs may be terminated by the Company at any time for just cause without notice or payment in lieu thereof or payment of any compensation whatsoever by way of anticipated earnings, bonus payments, benefit contributions or damages of any kind.

In the absence of Just Cause, on providing two weeks' written notice to the Named Executive Officer, the Company shall provide 12 months' salary and Benefits.

In the event of termination of a Named Executive Officer in circumstances other than in connection with Change of Control and in the absence of Just Cause, as described above, estimated payments for each of Messrs. Lennox-King, Farncomb, Wenger, and Mr. Spalding, excluding perquisites, assuming the occurrence of such termination event on December 31, 2021, are approximately $250,000, $180,000, $225,000, and $240,882 respectively (the latter translated at the year-end rate of exchange as published by the Bank of Canada). The Named Executive Officers would also be entitled to continuing employee benefits over the relevant severance period or a corresponding payout of the benefit amount.

If the Executive's termination is for any reason other than Just Cause or the resignation of the NEO (in the latter case, all unvested Options and RSUs shall lapse after three months from the termination date, and be of no further force or effect from such date forward).

Each NEO has provisions in their employment contract that restricts such NEO, both during the term of the agreement and at any time thereafter, from disclosing any confidential information to any person, or using the same for any purpose other than the purposes of the Company.  No NEO may disclose or use for any purpose, other than those of the Company, the private affairs of the Company, or any other information which he may acquire during the course of his employment in respect of the business and affairs of the Company.

Page | 26

Each NEO employment agreement also provides that the individual will not, either during the term of his agreement or at any time within a period of one year following the termination of his employment, either  individually, or  in  partnership, or  jointly,  or  in  connection with  any person or  persons, firm, association, syndicate, company or corporation, whether as employee, principal, agent, shareholder or in any other manner whatsoever, explore, acquire, lease or option any mineral property, any portion of which lies within 10 kilometres of any property which the Company is exploring, has acquired, leased or optioned, or is in the process of acquiring, leasing or optioning, at the termination of his agreement or any renewal thereof1.

1 Where such restrictions shall not apply to circumstances whereby the Named Executive Officer holds less than 5% of the common stock of such entity, or where the Named Executive Officer had previously disclosed investments or offices with other entities.

CORPORATE GOVERNANCE DISCLOSURE

Form 58-101F2 Disclosure (Venture Issuers)

The following is a summary of the Company's corporate governance disclosure required by Form 58-101F2 of National Instrument 58-101, Disclosure of Corporate Governance Practices.

Board of Directors

The Board, at present, is composed of six directors, two of whom are executive officers of the Company and four of whom are considered to be "independent", as that term is defined in applicable securities legislation. Each of Messrs. Davies, Dorward, Lalani, Salamis and Wellings are considered to be independent directors. Mr. Lennox-King, by reason of his being the President and Chief Executive Officer of the Company and Mr. Farncomb by reason of his position as Senior Executive Vice-President are not.  In determining whether a director is independent, the Board, among other things, considers whether the director has a relationship which could be perceived to interfere with the director's ability to objectively assess the performance of management.

The Board is responsible for approving long-term strategic plans and annual operating plans and budgets recommended by management. Board consideration and approval is also required for material contracts and business transactions, and all debt and equity financing transactions.

The Board delegates to management responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company's business in the ordinary course, managing the Company's cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board also looks to management to furnish recommendations respecting corporate objectives, long-term strategic plans and annual operating plans.

See also information at Schedule "B" - Mandate of the Board of Contact Gold Corp.

Directorships

Certain of the nominee directors of the Company are also directors of other reporting issuers (or equivalent) as follows:

Name of Director	Other reporting issuer (or equivalent in a foreign jurisdiction)
Matthew Lennox-King	None
John Dorward	Surge Copper Inc. Taura Gold Inc.
Andrew Farncomb	Canterra Minerals Corporation Northern Superior Resources Inc.
Riyaz Lalani	None
George Salamis	Edgewater Exploration Ltd. Integra Resources Corp. Newcore Gold Ltd.
Charlie Davies	None

Page | 27

Orientation and Continuing Education

The Company has not yet developed an official orientation or training program for new directors.  As required, new directors have the opportunity to become familiar with the Company by meeting with the other directors, officers and employees. Orientation activities are tailored to the particular needs and experience of each director and the overall requirements of the Board.

Interlocking Boards and CEO Board restriction

None of the Company's directors currently serve together on the board of any other reporting issuer.

Mr. Lennox-King is not allowed to sit on the board of more than one other reporting issuer.

Director Term Limits

The Company has not adopted term limits for the directors of the Board as term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its stakeholders.

Retirement Policy

The Company does not currently have a retirement policy requiring its directors to retire at a certain age.

Ethical Business Conduct

The Board monitors the ethical conduct of the Company and ensures that it complies with the applicable legal and regulatory requirements of relevant securities commissions and stock exchanges.  The Company has a Code of Conduct and Business Ethics, as well as more specific Codes of Conduct for Senior Financial Officers and for members of the Board of Directors.  Each of which can be found on the Company's website at http://contactgold.com/corporate/governance/

In general, the Board has found that the fiduciary duties placed on individual directors by the Company's governing corporate legislation and the common law, as well as the restrictions placed by applicable corporate legislation on the individual director's participation in decisions of the Board in which the director has an interest, have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Complaints Procedures

The Company has also adopted specific procedures to receive complaints and submissions relating to accounting matters (the "Whistleblower Policy", included as a schedule to the Code of Conduct and Business Ethics), which outline complaint procedures for financial concerns and other corporate issues. A Complaints Officer has been appointed under the Whistleblower Policy to whom complaints and submissions can be made regarding accounting, internal accounting controls or auditing matters or issues of concern regarding accounting or auditing matters.

Excluding complaints or submissions made directly to the Complaints Officer regarding financial, accounting or auditing matters, the Board does not formally monitor compliance with the Codes.  Management is responsible to report to the G&C Committee when they become aware of any breaches or alleged breaches of the Codes and complaints made by suppliers or employees against the Company or any director, employee or officer.  In the event of a violation of any of the Code of Conduct and Business Ethics, the applicable committee of the Board will investigate the breach or alleged breach and, if appropriate, recommend corrective disciplinary action, including, if warranted, termination of employment. In the event that a breach or alleged breach relates to financial, accounting or auditing issues, the Complaints Officer and the Audit Committee will share responsibility to investigate the matter.

At the date of this Circular, there has been no conduct by a director or executive officer that constitutes a departure from the Codes and the Complaints Officer has received no complaints under the Whistleblower Policy.

Meetings without management present

During 2021, the independent members of the Board met in camera at each regular board and committee meeting.

Nomination of Directors

The Board does not have a formal process for identifying new candidates for Board nomination.  When required, the Board collaborates with management to identify potential candidates to consider their suitability for membership on the Board.

Page | 28

Written Position Description of the CEO

The Board has developed a written position description for the CEO, which delineates the role and responsibilities of the CEO, along with such other responsibilities as may be delegated to the CEO by the Board or its Committees from time to time.

CEO Succession Planning

There is currently no formal process in place to manage succession planning for the position of CEO. The G&C Committee and the Board does not believe at this time that the Company is dependent upon any one of the individual Executives, including the CEO so as to require a formal succession plan. It is envisaged that a member of the Executive or the Board would temporarily assume the position and duties of CEO on an interim basis should the need arise while a search for a suitable candidate was undertaken.  The G&C Committee expect to continue its ongoing review for a need to formalize a succession process in 2022 in order to ensure that a qualified successor to the Company's Chief Executive Officer position can be identified, if and when appropriate.

Governance and Compensation Committee

The Board has established a Governance and Compensation Committee that is comprised entirely of independent directors; this committee is charged with the responsibility of identifying new candidates for Board nomination, among other things. The current members of the G&C Committee are: Mr. George Salamis (Chair), Mr. John Dorward, and Mr. Riyaz Lalani.  While a formal process has not yet been developed, it is expected that Board candidates will be identified through industry contacts and search firms.

The responsibilities and powers of the G&C Committee are set out in its written charter, and include, among other things:

  monitor compliance with the Company's corporate governance policies;

  develop a code or codes of business conduct and ethics for the Company and review the code(s) of business conduct and ethics and approve changes if necessary, on an annual basis;

  assist the Board in monitoring compliance with the Company's code(s) of business conduct and ethics;

  propose agenda items and content for submissions to the Board related to corporate governance issues and provide periodic updates on recent developments in corporate governance;

  conduct a periodic review of the relationship between management and the Board and its effectiveness;

  review on an ongoing basis the Company's approach to governance, and recommend the establishment of appropriate governance policies and standards in light of securities law and exchange requirements;

  review and recommend to the Board changes to the way directors are to be elected to the Board by Shareholders, if appropriate;

  conduct at least annually an evaluation of the effectiveness of the Board and its Committees and recommend any changes to the composition of the Board;

  conduct an annual evaluation of the overall performance and effectiveness of individual directors;

  recommend to the Board a slate of candidates for presentation to the Shareholders at each annual meeting of Shareholders and one or more nominees for each vacancy on the Board that occurs between annual meetings of Shareholders, if any;

  recommend to the Board qualified members of the Board for membership on Committees of the Board and recommend a qualified member of the Board to act as Chair of the Board;

  provide orientation for new directors and ongoing education for all directors; and

  review executive officer succession plans and ensure that a qualified successor to the Company's Chief

  Executive Officer position is identified, if and when appropriate.

Page | 29

Each of the Committee members has served for several years in either a senior management capacity, or as a director and compensation committee member of an issuer, at which they would have had direct responsibility for reviewing performance of direct reports, hiring, setting of performance goals and objectives and setting salaries.

The Compensation Committee has adopted a written charter, pursuant to which its responsibilities include, among other things:

(a)  annually review and approve corporate goals and objectives relevant to the CEO and executive officer compensation, evaluate the performance of the CEO and each executive officer's performance in light of those goals and objectives, and recommend to the Board for approval the compensation level for the CEO and each executive officer based on this evaluation;

(b)  administer and make recommendations to the Board regarding the adoption, amendment or termination of the Company's incentive compensation plans and equity-based plans (including specific provisions) in which the CEO and executive officers may participate;

(c)  recommend to the Board compensation and expense reimbursement policies for Board members; and

(d)  review and approve employment agreements, severance arrangements and change in control agreements and other similar arrangements for the CEO and executive officers.

The Company has not completed an assessment of potential risks associated with Contact Gold's compensation policies and practices. The Compensation Committee is responsible for annually reviewing Contact Gold's compensation arrangements, as set out above, and may determine to undertake such an assessment during a later period.

Audit Committee

The Company has an Audit Committee, which is currently comprised of Mr. Riyaz Lalani (Chair), Mr. John Dorward, and Mr. George Salamis, each of whom is considered independent and financially literate in accordance with applicable securities laws. The Audit Committee has adopted a written charter that sets out its duties and responsibilities.

For additional information concerning the Audit Committee of the Company including membership qualifications, audit and other fees paid and the text of the Audit Committee charter, please refer to the "Audit Committee Information" section of the AIF.

As part of the Company's corporate governance practices, the Audit Committee has adopted a Policy on Pre-Approval of Audit and Non-Audit Services for the pre-approval of services performed by Contact Gold's auditors. The objective of this policy is to specify the scope of services permitted to be performed by the Company's auditors and to ensure that the independence of the Company's auditors is not compromised through engaging them for other services. All services provided by the Company's auditors are pre-approved by the Audit Committee as they arise or through an annual pre- approval of amounts for specific types of services. The Audit Committee has concluded that all services performed by the Company's auditors comply with the Policy on Pre-Approval of Non-Audit Services, and professional standards and securities regulations governing auditor independence.

Health, Safety & Sustainability

The Company has established a Health, Safety and Sustainability Committee, which is currently comprised of Messrs. George Salamis, Andrew Farncomb, and Matthew Lennox-King. The Health, Safety and Sustainability Committee have adopted a written charter, pursuant to which its responsibilities include, among other things:

  encourage, assist, support and counsel management of the Company in developing short and long-term policies, standards and principles with respect to sustainability, the environment, health and safety;
  review and monitor the sustainability, environmental, safety and health policies and activities of the Company on behalf of the Board to ensure that the Company is in compliance with appropriate laws and legislation, and policy;
  review regular sustainability, environment, health and safety reports; and
  review an annual report by management on sustainable development, environmental, safety and health issues.

The Health, Safety and Sustainability Committee has also adopted a policy recognizing that Contact Gold's success is tied to health, safety and sustainability of the communities in which the Company operates, and acknowledges that Contact Gold and its personnel have a shared responsibility in working with the communities in which the Company operates.

Page | 30

Other Board Committees

Other than as described herein, the Board has not appointed any other committees to date.

Assessments

The Board has not, as yet, adopted formal procedures for assessing the effectiveness of the Board, its committees or individual directors, and such matters are considered on a case by case basis.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

No directors, proposed nominees for election as directors, executive officers or their respective associates or affiliates, or other management of the Company, were indebted to the Company as of the end of the Company's most recently completed financial year or as at the date hereof.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

An informed person is one who, generally speaking, is a director or executive officer or a 10% shareholder of the Company.

To the knowledge of management of the Company, no informed person or nominee for election as a director of the Company or any associate or affiliate of any informed person or proposed director had any interest in any transaction which has materially affected or would materially affect the Company or any of its subsidiaries during the Company's most recently completed financial years ended December 31, 2021 and December 31, 2020, or has any interest in any material transaction in the current year other than as set out herein.

MANAGEMENT CONTRACTS

Except as otherwise disclosed herein, there are no management functions respecting the Company, which are to any substantial degree performed by a person other than the directors or senior officers of the Company or a subsidiary thereof.

ADDITIONAL INFORMATION

Additional information relating to the Company is available through the internet on the Company's issuer profile on SEDAR which can be accessed at www.sedar.com.  Financial information on the Company is provided in the comparative financial statements and management discussion and analysis of the Company which can also be accessed at www.sedar.com.  Shareholders may request copies of the Company's financial statements and MD&A by contacting the Company at Suite 1050 - 400 Burrard Street, Vancouver, British Columbia V6C 3A6.

ADDITIONAL BUSINESS

The Company will consider and transact such other business as may properly come before the Meeting or any adjournment thereof.  Management of the Company knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting.  Should any other matters properly come before the Meeting the Common Shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

Matters which may properly come before the Meeting are any matters not effecting a change in the Articles or Memorandum of the Company, or not disposing of all or substantially all of the assets or undertaking of the Company.

APPROVAL OF INFORMATION CIRCULAR

The undersigned hereby certifies that the Board of Directors of the Company has approved this Circular.

DATED at Vancouver, British Columbia, this 22nd day of April 2022.

CONTACT GOLD CORP.

"Matt Lennox-King"

President & Chief Executive Officer

Page | 31

SCHEDULE "A"

2022 OMNIBUS STOCK AND INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 21, 2022

APPROVED BY THE COMPANY'S SHAREHOLDERS: MAY 30, 2022

Section 1. Purpose

The purpose of this Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and Non-Employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to compensate such persons through various stock and cash-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company's shareholders. This Plan is designed to comply with both United States federal and Canadian tax laws.

Section 2. Definitions

As used in this Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company.

(b) "Award" shall mean any Option, Stock Appreciation Right, Deferred Share Unit, Restricted Stock Unit, or Performance Award granted under this Plan.

(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing an Award granted under this Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 10(b), which may, in the case of Options, Restricted Stock Units and Deferred Share Units be substantively in the form as set out in each of Schedules "A", "B" and "C" attached to this Plan, respectively.

(d) "Blackout Period" has the meaning ascribed to such term under Section 6(a)(ii) of this Plan.

(e) "Board" shall mean the Board of Directors of the Company.

(f) "Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the Province of British Columbia;

(g) "Canadian Taxpayer" means a Participant who is liable to taxation under the Tax Act in respect of amounts payable under this Plan;

(h) "Change of Control" shall mean the occurrence of any of the following events:

(A) a takeover bid (as defined in the Securities Act (British Columbia), which is successful in acquiring Shares;

Schedule A

(B) the acquisition by any person, or persons acting jointly or in concert (as determined in accordance with the Securities Act (British Columbia)), whether directly or indirectly, of voting securities of the Company that, together with all other voting securities of the Company held by such person(s), constitute in the aggregate for the first time more than 50% of all outstanding voting securities of the Company;

(C) an amalgamation, arrangement, business combination or similar form of transaction of the Company with another company that results in the holders of voting securities of that other company holding, in the aggregate, more than 50% of all outstanding voting securities of the Company resulting from the transaction;

(D) the sale, lease, spin-out or exchange of all or substantially all of the property of the Company to another person, other than in the ordinary course of business of the Company or to a related entity; or

(E) any other transaction that is deemed to be a "Change of Control" for the purposes of this Plan by the Board in its sole discretion.

(i) "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j) "Committee" shall mean the Governance and Compensation Committee of the Board or such other committee designated by the Board to administer this Plan.  At any time that the Company is considered a "foreign private issuer" for purposes of the Securities Act and the Exchange Act, the Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under this Plan to qualify under Rule 16b-3, and each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3.

(k) "Company" shall mean Contact Gold Corp., a British Columbia corporation, and any successor corporation.

(l) "Consultant" has the meaning given to such term in Policy 4.4; provided however that for a U.S. Award Holder, Consultant means a natural person that provides bona fide services to the Company, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the Company's parent and the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

(m)  "Consultant Company"means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner; provided however that for a U.S. Award Holder, Consultant Company means a company or partnership of which the natural person Consultant is the sole shareholder or partner.

(n) "Deferred Share Unit" shall mean any deferred share unit granted under Section 6(c) of this Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) on the Separation Date.

Schedule A

(o) "Designated Affiliate" shall mean an Affiliate of the Company designated by the Committee for purposes of the Plan, from time to time.

(p) "Director" shall mean a member of the Board.

(q) "Disability" shall mean becoming entitled to long-term disability benefits under such disability benefit plans as the Company may have in effect from time to time, and if no such disability benefit plans are in effect at the time disability needs to be assessed or if the Participant does not participate in such disability plans, having been unable to act as a director, officer or employee or to be employed or engaged by the Company or by a Designated Affiliate in any capacity (including, for greater certainty, as a consultant/contractor) for a period of at least 12 consecutive months, in either case as a result of a long-term, chronic or permanent mental or physical condition.

(r) "Discounted Market Price" has the meaning ascribed to such term under TSXV Policy 1.1 - Interpretation.

(s) "Effective Date" shall mean the date this Plan is adopted by the Board, as set forth in Section 11.

(t) "Eligible Person" shall mean any employee, officer, Non-Employee Director, or Consultant providing services to the Company or any Affiliate, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(u) "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

(v) "Fair Market Value" with respect to one Share as of any date shall mean (a) if the Shares are listed on the TSXV or any established stock exchange, the price of one Share at the close of the regular trading session of such market or exchange on the last trading day prior to such date, if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares. Notwithstanding the foregoing, in the event that the Shares are listed on the TSXV, for the purposes of establishing the exercise price of any Options, the Fair Market Value shall not be lower than the greater of the closing of the market price of the Shares on the TSXV on (a) the prior trading day, and (b) the date of grant of the Options; (b) if the Shares are not so listed on the TSXV or any established stock exchange, the average of the closing "bid" and "asked" prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes for a Share; or (c) if the Shares are not publicly traded as of such date, the per share value of one Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(w) "Incentive Stock Option" shall mean an option granted under Section 6(a) of this Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(x) "Investor Relations Activities" has the meaning given to such term under TSXV Policy 1 - Interpretation.

Schedule A

(y) "Insider" means:

(i) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary company of the Company; and

(ii) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above.

(z) "Non-Employee Director" shall mean a Director who is not also an employee of the Company or any Affiliate.

(aa) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of this Plan that is not intended to be an Incentive Stock Option.

(bb) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase Shares.

(cc)  "Participant" shall mean an Eligible Person designated to be granted an Award under this Plan.

(dd) "Performance Award" shall mean any right granted under Section 6(e) of this Plan.

(ee) "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(ff) "Plan" shall mean the Company's 2022 Stock and Incentive Plan, as amended from time to time.

(gg) "Policy 4.4" means TSXV Policy 4.4 - Security Based Compensation.

(hh) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of this Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date, provided that in the case of Canadian Taxpayers, that such date shall not be later than December 31 of the third calendar year following the calendar year in which services were performed in respect of the corresponding Restricted Stock Unit awarded.

(ii) "Section 409A" shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(jj) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

(kk) "Separation Date" means the date upon which a Participant ceases providing services to the Company or a Designated Affiliate as an employee (including a director), in each case, without regard to any period of notice, pay in lieu of notice, or severance that may follow the Separation Date pursuant to the terms of the Participant's employment or services agreement (if any), the applicable employment standards legislation or the common law (if applicable), and regardless of whether the Termination was lawful or unlawful, except as may otherwise be required to meet the minimum standards prescribed by the applicable employment standards legislation.

Schedule A

(ll) "Share" or "Shares" shall mean shares of common stock in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of this Plan).

(mm) "Specified Employee" shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(nn) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of this Plan.

(oo) "Tax Act" means the Income Tax Act (Canada).

(pp) "Termination" means:

(A) in the case of a director, the removal of or failure to re-elect or re-appoint the director as a director of the Company or a Designated Affiliate or resignation;

(B) in the case of an employee, the Termination of the employment of the employee, with or without cause, by the Company or a Designated Affiliate, regardless of whether such Termination was lawful or unlawful, or resignation;

(C) in the case of an officer, the removal of or failure to re-elect or re-appoint the officer as an officer of the Company or a Designated Affiliate or resignation; or

(D) in the case of a consultant, the Termination of the consulting arrangement with the consultant, whether by notice from the Company or the consultant or otherwise by operation of the terms of the arrangement, or the cessation of services being provided by the consultant, in each case, other than due to the death or Disability of a Participant.

(qq) "TSXV" means the TSX Venture Exchange.

(rr) "U.S. Award Holder" shall mean any holder of an Award who is in the United States or is a "U.S. person" (as defined in Rule 902(k) of Regulation S under the Securities Act) or who is holding or exercising Awards in the United States or while a U.S. Person.

Section 3. Administration

(a) Power and Authority of the Committee.  This Plan shall be administered by the Committee.  Subject to the express provisions of this Plan and to applicable law, the Committee shall have full power and authority to:  (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under this Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations in Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised or settled in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended, subject to the limitations in Section 7; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix)  interpret and administer this Plan and any instrument or agreement, including an Award Agreement, relating to this Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of the. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of this Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions.  Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

Schedule A

(b) Delegation.  The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority in such a manner as would cause this Plan not to comply with applicable exchange rules or applicable corporate law. In accordance with the stock option policy of the Company, the Board has delegated to the Chief Executive Officer of the Company ("CEO") the authority to grant Options within the following parameters:

(i) the CEO may grant Options only to new employees and other Participants that are not (and are not being proposed as) officers or directors of the Company;

(ii) the CEO may grant a maximum grant of 50,000 Options to any one person and a maximum grant of 200,000 Options in any quarter;

(iii) the grant date shall be the date on which the Company enters into the  employment or service relationship and the CEO shall ensure that written evidence created on the date of grant is maintained in the Company's records;

(iv) Options will vest over a two or three year period to be determined by the CEO in accordance with this Plan; and

(v) the CEO shall report to the Board at each meeting of the Board, the number and the terms of Options granted since the previous meeting of the Board.

Schedule A

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, (i) the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under this Plan, unless the exercise of such powers and duties by the Board would cause this Plan not to comply with the requirements of all applicable securities rules and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Non-Employee Directors.

(d) Indemnification.  To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under this Plan shall be liable for any action or determination taken or made in good faith with respect to this Plan or any Award made under this Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under this Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person's position with the Company.

Section 4. Shares Available for Awards

(a) Shares Available.  Subject to adjustment as provided in Section (c) of this Plan, the aggregate number of Shares that may be issued under all Awards under this Plan shall not exceed 10% of the issued and outstanding common shares of the Company from time to time, subject to adjustment pursuant to Section (c) hereof, and subject to the provisions of sections 422 and 424 of the Code. The aggregate number of Shares that may be issued under all Awards under this Plan shall be reduced by Shares subject to Awards issued under this Plan in accordance with the Share counting rules described in Section 4(b) below. For greater certainty, Shares available for grants of Incentive Stock Options under the Plan to Participants who are not Canadian Taxpayers is limited to 10% of issued and outstanding Shares as of the date of shareholder approval of this Plan.

(b) Counting Shares.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under this Plan.

(i) Shares Added Back to Reserve.  If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation pursuant to Section 8 of this Plan), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under this Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under this Plan. Notwithstanding the provisions of Section 4(b)(i), any such Shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

Schedule A

(ii) Cash-Only Awards.  Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under this Plan.

(iii) Substitute Awards Relating to Acquired Entities.  Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall be counted against the aggregate number of Shares available for Awards under this Plan.

(iv) Incentive Stock Options.  For purposes of the specific limitations on Incentive Stock Options the number of Shares covered by an Incentive Stock Option shall be counted on the date of grant of such Incentive Stock Option against the aggregate number of Shares available for granting under this Plan.

(c) Adjustments.  In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitation contained in Section 4(d) below; provided, however, that: (i) the number of Shares covered by any Award or to which such Award relates shall always be a whole number; and (ii) the Company may settle any such additional entitlements as a result of an adjustment under this Section 4(c) with cash in lieu of Shares if the Company does not have a sufficient number of Shares available to satisfy its obligations in respect of such adjustment or where the issuance of Shares underlying an Award would result in a breach on the limit of the number of Shares available for issuance under this Plan. Any adjustments shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive. Any adjustment, other than in connection with a security consolidation or security split, to Awards granted or issued under this Plan must be subject to the prior acceptance of the TSXV, including adjustments related to an amalgamation, merger, arrangement, reorganization, spin-off, dividend or recapitalization.

(d) Limits with Respect to Certain Persons: The maximum number of Awards which may be issued to:

(i) any Consultant in any twelve (12) month period under this Plan may be no more than two percent (2%) of the outstanding Shares; and

Schedule A

(ii) all Persons conducting Investor Relations Activities for the Company in any twelve (12) month period may be, in aggregate, no more than two percent (2%) of the outstanding Shares;

(iii) Awards granted to Consultants conducting Investor Relations Activities for the Company (or any director, officer, employee or management company employee of the Company whose role and duties primarily consist of Investor Relations Activities) shall vest over a period of not less than twelve (12) months with no more than twenty-five percent (25%) of the options vesting in any three (3) month period; and

(iv) Persons conducting Investor Relations Activities may not receive any Awards other than Options.

Notwithstanding any other provision of this Plan, without prior TSXV acceptance, the Company may not accelerate the vesting date of an Award, as applicable, granted to Consultants conducting Investor Relations Activities for the Company.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated as a Participant.  In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company and/or such other factors as the Committee, in its discretion, shall deem relevant.  Notwithstanding the foregoing, an Incentive Stock Option may only be granted to employees (which term, as used herein, includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options.  Each Option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, and the provisions of separate Options need not be identical. The Committee is hereby authorized to grant Options to Eligible Persons, provided that such Eligible Person provides services to the Company or any entity in which the Company has a direct or indirect controlling interest, as determined under United States Treasury Regulation 1.409A-1(b)(5)(iii)(E)(1).  For certainty, Options under the Plan may not be awarded to employees of any direct or indirect parent company of the Company.  Options may be granted  with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i) Exercise Price.  The exercise price per Share shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, (i) that the Committee may designate an exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate, provided that the minimum exercise price of such Option is not less than the Discounted Market Price, (ii) with respect to Options granted to Participants other than Canadian Taxpayers, the number of Shares covered by the Option and the exercise price are proportionately adjusted in a manner compliant with the Treasury Regulations issued under Section 409A of the Code; and (iii) the Committee may grant options to Participants who are not Canadian Taxpayers with an exercise price that is less than 100% of the Fair Market Value on the applicable Grant Date if such Options otherwise qualify for exemption from Section 409A of the Code, provided that the minimum exercise price of such Option is not less than the Discounted Market Price.

Schedule A

(ii) Award Term.  The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant.  Notwithstanding the foregoing, in the event that the expiry date of an Award  held by a non-U.S. Award Holder falls within a trading blackout period imposed by the Company (a "Blackout Period"), and neither the Company nor the individual in possession of the Award is subject to a cease trade order in respect of the Company's securities, then the expiry date of such Award shall be automatically extended to the 10th Business Day following the end of the Blackout Period.

(iii) Time and Method of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that the exercise price of each Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. Options may also be exercised by way of cashless exercise in accordance with the policies of the TSXV.

(A) Promissory Notes.  Notwithstanding the foregoing, the Committee may not permit payment of the exercise price, either in whole or in part, with a promissory note.

(iv) Incentive Stock Options.  Notwithstanding anything in this Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A) For Options that are intended to be treated as Incentive Stock Options, such Options shall be separately designated as Incentive Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of common stock purchased on exercise of Incentive Stock Options. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Non-Qualified Stock Option.

Schedule A

(B) The aggregate Fair Market Value of the Shares (determined as of the date the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall not exceed $100,000.  To the extent such limitation is exceeded, the Options in excess of such limitation will be treated as Non-qualified Stock Options

(C) All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(D) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five (5) years from the date of grant.

(E) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may designate an exercise price below Fair Market Value of a Share on the date the Options is granted (or 110% of the Fair Market Value on the date the Option is granted, as applicable) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or and Affiliate, provided that the number of Shares covered by the  Option and the exercise price are proportionately adjusted in a manner compliant with the Treasury Regulations issued under Section 424 of the Code and that the minimum exercise price of such Option is not less than the Discounted Market Price.

(F) Any Incentive Stock Option authorized under this Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

Schedule A

(G) disinterested Shareholder approval must be obtained for any reduction in the exercise price of an Option, or the extension of the term of an Option, if the Participant is an Insider of the Company at the time of the proposed amendment.

(b) Stock Appreciation Rights.  The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of this Plan and any applicable Award Agreement.  A Stock Appreciation Right granted under this Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that, subject to applicable law and stock exchange rules, the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate, provided that the minimum grant price of such Stock Appreciation Right is not less than the Discounted Market Price. Subject to the terms of this Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations in Section 6(a)(ii) applicable to Options).  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, provided, however, that no Stock Appreciation Rights may vest before the date that is one year following the date of issuance.

(c) Restricted Stock Units.  The Committee is hereby authorized to grant an Award of Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine:

(i) Grant. A Restricted Stock Unit Award may be granted to a particular Eligible Person in consideration for services rendered in the calendar year in which the grant occurs or as an incentive for future services rendered by the Eligible Person to the Company or an Affiliate, as the case may be, as determined in the sole and absolute discretion of the Committee.

(ii) Settlement. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units, one Share per Restricted Stock Unit held by a Participant shall be issued and delivered to the holder of the Restricted Stock Units, or, at the option of the Participant, a cash payment equal to the Fair Market Value of each Share per Restricted Stock Unit.

(iii) Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon a Participant's termination of employment or service or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company for cancellation at no cost to the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units.

Schedule A

(iv) Vesting. Restricted Stock Units shall be subject to such restrictions as the Committee may impose, provided, however, that no Restricted Stock Units may vest before the date that is one year following the date it is issued, subject to any accelerated vesting in accordance with Section 4.6 of Policy 4.4.

(d) Deferred Share Units. The Committee is hereby authorized to grant an Award of Deferred Share Units to officers and directors of the Company only, with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of this Plan as the Committee shall determine:

(i) Vesting. Deferred Share Units shall be subject to such restrictions as the Committee may impose, subject to any accelerated vesting in accordance with Section 4.6 of Policy 4.4. All Deferred Share Units awarded to Participants shall vest upon each Participant's Separation Date, provided, however, that no Deferred Share Unit may be exercised until the date that is at least one year following the date such Deferred Share Units are issued.

(ii) Settlement. One Share for each Deferred Share Unit held by a Participant shall be issued and delivered to the such Participant (or after the Participant's death, o the legal representative of the Participant) on the Separation Date; provided, that the Committee may elect to pay cash, or part cash and part Shares in lieu of delivering only Shares (including having a third-party trustee acquire Shares in the open market on behalf of the Participant, and transfer such Shares to the Participant, after the Participant's death, the legal representative of the Participant). For certainty, all Shares and cash (if applicable) shall be delivered no later than December 31 of the calendar year following the calendar year of the Participant's Separation Date.

(e) Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Eligible Persons.  A Performance Award granted under this Plan (i) may be denominated or payable in cash or Shares (including, without limitation, Restricted Stock Units), and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Committee shall establish.  Subject to the terms of this Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Notwithstanding the foregoing, in the case of Canadian Taxpayers, all amounts payable pursuant to a Performance Award shall be paid by a date not be later than December 31 of the third calendar year following the year services were performed in respect of the corresponding Performance Award. For the avoidance of doubt, and to the extent applicable, no Performance Awards may vest before the date that is one year following the date of issuance.

Schedule A

(f) Ceasing to be an Eligible Person.  If a Participant ceases to be an Eligible Person, his or her Awards shall be exercisable as follows (subject to any other provisions of this Plan permitting any extension, and any extension that may be approved by the directors and permitted by the policies of the TSXV):

(i) Death or Disability

If the Participant ceases to be an Eligible Person, due to his or her death or Disability, the Awards then held by the Participant shall be eligible to acquire vested Shares at any time up to but not after the earlier of:

(A) 365 days after the date of death or Disability; and

(B) the expiry date of such Award;

(ii) Termination For Cause

If the Participant ceases to be an Eligible Person as a result of Termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Participant is employed or engaged, any outstanding Award held by such Participant on the date of such Termination, whether in respect of Shares that are vested or not, shall be cancelled as of the date of Termination.

(iii) Retirement, Voluntary Resignation or Termination Other than For Cause

If the Participant ceases to be an Eligible Person due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company's retirement policy then in force, or due to his or her Termination by the Company other than for cause, or due to his or her voluntary resignation, the Awards then held by the Participant shall be exercisable to acquire vested Shares at any time up to but not after the earlier of the expiry date of each such Award and the date which is six (6) months after the Participant ceases to be an Eligible Person.

(iv) Interpretation

(A) For purposes of Section 6(g), the dates of death, Disability, Termination, retirement, voluntary resignation, ceasing to be an Eligible Person and incapacity shall be interpreted to be without regard to any period of notice (statutory or otherwise) or whether the Participant or his or her estate continues thereafter to receive any compensatory payments from the Company or is paid salary by the Company in lieu of notice of Termination.

(B) For greater certainty, an Award that had not become vested in respect of certain unissued Shares at the time that the relevant event referred to in this Section 6(g) occurred, shall not be or become vested or exercisable in respect of such unissued Shares and shall be cancelled.

Schedule A

(C) For purposes of Section 6(g), with respect to any Eligible Person who is subject to Section 409A of the Code, the term "Award" shall mean an Option or a Stock Appreciation Right to the extent such Award is exercisable, but not a Deferred Share Unit, Restricted Stock Unit, or Performance Award granted under this Plan.

(g) General(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law. Unless an Award Agreement expressly states otherwise, all dollar values awarded and purchase consideration shall be in Canadian currency.

(ii) Limits on Transfer of Awards. Awards shall not be transferable or assignable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

(iii) Black-out Period. Notwithstanding any other provision of this Plan, if the date that any vested Award held by a non-Canadian Taxpayer ceases to be exercisable occurs during a Blackout Period or other trading restriction imposed by the Company (provided such trading restriction is in accordance with Policy 4.4), then the expiry date of such Award (except for Incentive Stock Options or Awards granted to Canadian Taxpayers) shall be automatically extended to the tenth (10th) Business Day following the date the relevant Blackout Period or other trading restriction imposed by the Company is lifted, terminated or removed.

(iv) Restrictions; Securities Exchange Listing.  All Shares or other securities delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under this Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions.  The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal, provincial or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(v) Prohibition on Option and Stock Appreciation Right Repricing.  Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company's shareholders and applicable stock exchange approval, seek to effect any repricing of any previously granted, "underwater" Option (or Stock Appreciation Right) by:  (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price (or grant price); (ii) canceling the underwater Option (or Stock Appreciation Right) and granting either (A) replacement Options (or Stock Appreciation Rights) having a lower exercise price (or grant price); or (B) Restricted Stock Units or Performance Award in exchange; or (iii) cancelling or repurchasing the underwater Option (or Stock Appreciation Right) for cash or other securities.  An Option or Stock Appreciation Right will be deemed to be "underwater" at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price (or grant price) of the Award.

Schedule A

(vi) Section 409A Provisions.  Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes "deferred compensation" to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under this Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant's disability or "separation from service" (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.  Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee's separation from service (or if earlier, upon the Specified Employee's death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

(vii) Acceleration of Vesting or Exercisability.  No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a Change of Control event, unless such acceleration occurs upon the consummation of (or is effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such Change of Control event.

(viii) Bona Fide Employees. For Awards granted to employees of the Company, Consultants or individuals employed by a company or individual providing management services to the Company, the Company and the Participant are responsible for ensuring and confirming that the Participant is a bona fide employee of the Company, Consultant or individual employed by a company or individual providing management services to the Company, as the case may be.

Schedule A

(ix) Continuation of Deferred Share Units.  In the event of a Change of Control without the holder of Deferred Share Units being subject to his or her Separation Date prior to such Change of Control, any Deferred Share Units held by such Participant will continue and the Participant shall be entitled to receive upon his or her Separation Date the underlying Shares or cash payment, as applicable, or if the Change of Control results in a capital adjustment as contemplated in Section 4(c), any applicable adjusted number of Shares or other securities, cash or assets determined by the Board in accordance with such adjustment provisions.

Section 7. Amendment and Termination; Corrections

(a) Amendments to this Plan and Awards.  The Board may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in this Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof, and provided further that to the extent a Participant is subject to taxation under the Code, no amendment to a previously granted Award or Award Agreement will be undertaken, and no exchange or substitution of one Award for another will be undertaken, in a manner that would cause such Award not to be exempt from, or not to comply with, Code Section 409A. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange.  For greater certainty and without limiting the foregoing, the Board may amend, suspend, terminate or discontinue this Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to make any amendment of a "housekeeping" nature, including, without limitation, to clarify the meaning of an existing provision of this Plan, correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan, correct any grammatical or typographical errors or amend the definitions in this Plan regarding administration of the Plan. For the avoidance of doubt, the Company may settle any such additional entitlements as a result of an adjustment under Section 4(c) with cash in lieu of Shares if the Company does not have a sufficient number of Shares available to satisfy its obligations in respect of such adjustment or where the issuance of Shares underlying an Award would result in a breach on the limit of the number of Shares available for issuance under this Plan.

Notwithstanding the foregoing and for greater certainty, prior approval of the shareholders of the Company shall be required for any amendment to this Plan or an Award that would:

(i) require shareholder approval under the rules or regulations of securities exchange that is applicable to the Company;

(ii) change the persons eligible to be granted or issued Awards under this Plan;

(iii) change the limits under this Plan on the amount of Awards that may be granted or issued to any one person or any category of persons;

Schedule A

(iv) increase the number of shares authorized under this Plan as specified in Section 4 of this Plan, other than an adjustment pursuant to Section 4(c);

(v) alter the method for determining the exercise price of Options;

(vi) change the maximum term of an Award;

(vii) change the expiry and termination provisions applicable to Awards, including the addition of a Blackout Period;

(viii) add a Net Exercise (as such term is defined in Policy 4.4) provision;

(ix) permit re-pricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(v) of this Plan;

(x) permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value (but not less than the Discounted Market Price) of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of this Plan;

(xi) inclusion of any method or formula for calculating prices, values or amounts under this Plan that may result in a benefit to a Participant, including but not limited to the formula for calculating the appreciation of a Stock Appreciation Right; or

(xii) amend this Section 7(a).

Disinterested Shareholder Approval is required for the following amendments to this Plan:

(i) the aggregate number of Awards reserved for issuance under the grant to Insiders (as a group) at any point in time exceeding 10% of the issued Shares;

(ii) any individual Award grant that would result in the grant to Insiders (as a group), within a twelve (12) month period, of an aggregate number of Awards exceeding 10% of the issued and outstanding Shares, calculated on the date an Award is granted to any Insider;

(iii) any individual Award grant that would result in the number of Shares issued to any individual in any twelve (12) month period under this Plan exceeding five percent (5%) of the issued Shares;

(iv) any amendment to Awards held by Insiders that would have the effect of decreasing the exercise price of the Award; and

(A) any individual Award grant requiring shareholder approval pursuant to section 5.3(a)(ii) of Policy 4.4.

(b) Corporate Transactions and Change of Control.  In the event of a Change of Control of the Company (or if the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the Change of Control event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

Schedule A

(i) either (A) termination of the Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant's vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant's rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that, subject to Section 6(g)(vii) and Section 6(g)(ix), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the Change of Control event.

For greater certainty, a Change of Control event shall not include the exchange or conversion of securities the Company that are exchangeable or convertible, as applicable, into Shares.

(c) Correction of Defects, Omissions and Inconsistencies.  The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of this Plan.

Section 8. Income Tax Withholding

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the required amount to satisfy federal, provincial, territorial or foreign taxes, required by law or regulation to be deducted or withheld with respect to any taxable event arising as a result of the Plan. With respect to any required withholding, the Company shall have the irrevocable right to, and the Participant consents to, the Company setting off any amounts required to be withheld, in whole or in part, against amounts otherwise owing by the Company to the Participant (whether arising pursuant to the Participant's relationship as a director, officer, employee or consultant of the Company or otherwise), or may make such other arrangements that are satisfactory to the Participant and the Company. In addition, the Company may elect, in its sole discretion, to satisfy the withholding requirement, in whole or in part, by withholding such number of Shares issuable pursuant to the Plan as it determines are required to be sold by the Company, as agent for the Participant, to satisfy any withholding obligations net of selling costs. The Participant consents to such sale and grants to the Company an irrevocable power of attorney to effect the sale of such Shares and acknowledges and agrees that the Company does not accept responsibility for the price obtained on the sale of such Shares. For greater certainty, the provisions of this Section 8 does not supersede any of the requirements of Policy 4.4 including, but not limited to, the alteration of the exercise price or an action resulting in a net exercise where such feature has not obtained prior shareholder approval.

Schedule A

Section 9. U.S. Securities Laws

Neither the Awards nor the securities which may be acquired pursuant to the exercise of the Awards have been registered under the Securities Act or under any securities law of any state of the United States of America and are considered "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act and any Shares shall be affixed with an applicable restrictive legend as set forth in the Award Agreement. The Awards may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Awards or the securities underlying the Awards.  Each U.S. Award Holder or anyone who becomes a U.S. Award Holder, who is granted an Award in the United States, who is a resident of the United States or who is otherwise subject to the Securities Act or the securities laws of any state of the United States will be required to complete an Award Agreement which sets out the applicable United States restrictions.

Section 10. General Provisions

(a) No Rights to Awards.  No Eligible Person, Participant or other Person shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under this Plan.  The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements.  No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company.  An Award Agreement need not be signed by a representative of the Company unless required by the Committee.  Each Award Agreement shall be subject to the applicable terms and conditions of this Plan and any other terms and conditions (not inconsistent with this Plan) determined by the Committee.

(c) Plan Provisions Control.  In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of this Plan as set forth herein or subsequently amended, the terms of this Plan shall control.

Schedule A

(d) No Rights of Shareholders.  Neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases, provided such additional compensation plan or arrangement complies with Section 3.1 of Policy 4.4.

(f) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant's employment at any time, with or without cause, in accordance with applicable law.  In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under this Plan or any Award, unless otherwise expressly provided in this Plan or in any Award Agreement.  Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under this Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in this Plan, each Participant shall be deemed to have accepted all the conditions of this Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law.  The internal law, and not the law of conflicts, of the Province of British Columbia shall govern all questions concerning the validity, construction and effect of this Plan or any Award, and any rules and regulations relating to this Plan or any Award.

(h) Severability.  If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of this Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created.  Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits.  No compensation or benefit awarded to or realized by any Participant under this Plan shall be included for the purpose of computing such Participant's compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

Schedule A

(k) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings.  Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

Section 11. Clawback or Recoupment

All Awards under this Plan shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule.

Section 12. Effective Date of this Plan

This Plan was adopted by the Board on April 21, 2022. This Plan shall be effective upon the approval of this Plan by: (i) the TSXV or any other exchange upon which the Shares may be posted or listed for trading, and shall comply with the requirements from time to time of the TSXV or such other exchange upon which the Shares may be posted or listed for trading; and (ii) and (ii) the shareholders of the Company, by written resolution signed by all shareholders or given by the affirmative vote of a majority of the votes attached to the Shares entitled to vote and be represented and voted at an annual or special meeting of shareholders of the Company held, among other things, to consider and approve this Plan.

Section 13. Term of this Plan

No Award shall be granted under this Plan, and this Plan shall terminate, on the earlier of (i) May 30, 2032, (ii) the tenth anniversary of the date this Plan is approved by the shareholders of the Company, or (iii) any earlier date of discontinuation or termination established pursuant to Section 7(a) of this Plan.  Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to this Plan and any Awards, and the authority of the Board to amend this Plan, shall extend beyond the termination of this Plan.

Schedule A

SCHEDULE "A"

CONTACT GOLD CORP. - STOCK AND INCENTIVE PLAN

OPTION AGREEMENT

[Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this agreement and any securities issued upon exercise thereof may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until  [insert date that is four months and one day after the date of grant].

[Hold period applicable only when options are granted to Insiders or issued at a price that is less than the Market Price (as such term is defined under TSXV Policy 1.1 - Interpretation]

[Insert the following U.S. legend if the Optionee is a U.S. Award Holder]

[THE OPTION REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.]

This Option Agreement is entered into between Contact Gold Corp. (the "Company") and the Optionee named below pursuant to the Contact Gold Corp. Equity Incentive Plan (the "Plan"), a copy of which is attached hereto, and confirms that:

1. on                                                                          (the "Grant Date");

2. [INSERT NAME] (the "Optionee");

3. was granted the option (the "Option") to purchase _________ Common Shares (the "Option Shares") of the Company;

Schedule A

4. for the price (the "Option Price") of $⬤ per share;

[For U.S. Participants, Option Price may not be less than Fair Market Value as of the Grant Date]

5. which shall be exercisable [immediately commencing on the Grant Date]/ as set forth in the vesting schedule below:

6. terminating on  ____________________________(the "Expiry Date");

all on the terms and subject to the conditions set out in the Plan.  For greater certainty, Option Shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

[Insert the following U.S. legend if the Optionee is a U.S. Participant, as defined in the Plan:]

[The Plan provides for the granting of stock options that either (i) are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 ("Section 422 Stock Options"), as amended, or (ii) do not qualify as Section 422 Stock Options ("Non-Qualified Stock Options"). This Option is intended to be (select one):

☐ a Section 422 Stock Option; or

☐ a Non-Qualified Stock Option.

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the date of the grant of the Option through to the Expiry Date by delivering to the Company an Exercise Notice, in the form attached as Appendix "I" hereto, together with a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Option Price of the Option Shares in respect of which the Option is being exercised.

If the Optionee is a U.S. Award Holder, the Optionee acknowledges and agrees as follows:

(a) The Option and the Option Shares (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the Option is being granted to the Optionee in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(b) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Optionee may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

Schedule A

(c) If the Optionee decides to offer, sell or otherwise transfer any of the Option Shares, the Optionee will not offer, sell or otherwise transfer the Option Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Option Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

(d) The Option may not be exercised by or for the account or benefit of a person in the United States or a U.S. person unless registered under the U.S. Securities Act and any applicable state securities laws, unless an exemption from such registration requirements is available.

(e) The certificate(s) representing the Option Shares will be endorsed with or include the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

Schedule A

provided, that if the Option Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and such Shares were acquired at a time when the Company is a "foreign issuer" as defined in Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix "II" hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(f) Rule 905 of Regulation S provides in substance that any "restricted securities" that are equity securities of a "domestic issuer" (including an issuer that no longer qualifies as a "foreign issuer") will continue to be deemed to be restricted securities notwithstanding that they were acquired in a resale transaction pursuant to Rule 901 or 904 of Regulation S; that Rule 905 of Regulation S will apply in respect of Shares if the Company is not a "foreign issuer" at the time of exercise of the related Options; and that the Company is not obligated to remain a "foreign issuer".

(g) "Domestic issuer", "foreign issuer", "United States" and "U.S. person" are as defined in Regulation S.

Schedule A

(h) If the Optionee is resident in the State of California on the effective date of the grant of the Option, then, in addition to the terms and conditions contained in the Plan and in this Certificate, the Optionee acknowledges that the Company, as a reporting issuer under the securities legislation in certain provinces of Canada and is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the Optionee by the Company upon the Optionee's request.]

To the extent that the Option is potentially subject to taxation under either Canada or the U.S. or both jurisdictions, the Optionee acknowledges that the Optionee has had adequate opportunity to obtain advice of independent tax counsel with respect to the tax treatment of the Option (including federal, state and provincial, as applicable).  Furthermore, non-U.S. Optionees who are granted Options that are not subject to the restrictions applicable to U.S. Participants but who subsequently become subject to U.S. source income are strongly encouraged to seek advice of independent tax counsel to determine the applicability of U.S tax law to such Options.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understands the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

Acknowledgement - Personal Information

The undersigned hereby acknowledges and consents to:

(a) the disclosure to any applicable stock exchange and all other regulatory authorities of all personal information of the undersigned obtained by the Company; and

(b) the collection, use and disclosure of such personal information by the applicable stock exchange and all other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time.

Schedule A

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the               day of                                                         , 20              .

OPTIONEE	CONTACT GOLD CORP.
Per: ________________________________
Signature	Authorized Signature
Print Name
Address

Schedule A

APPENDIX "I" TO OPTON AGREEMENT

CONTACT GOLD CORP.

STOCK OPTION EXERCISE NOTICE

TO: CONTACT GOLD CORP. (the "Company")

1. The undersigned (the "Optionee"), being the holder of options to purchase ________________ Common Shares of the Company (each an "Option Share") at the price (the "Option Price") of C$______ per Option Share, hereby irrevocably gives notice, pursuant to the Company's Equity Incentive Plan (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for ____________ of such Option Shares of the Company.

2. The Optionee tenders herewith:

_____ a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Option Price of the aforesaid Option Shares;

____ delivery of ____ previously acquired shares duly endorsed for transfer to the Company; or

____ reduction in the number of Shares otherwise deliverable upon exercise with a Fair Market Value equal to the total Option Price.

Optionee will deliver any other documents that the Company requires. Optionee directs the Company to issue a share certificate evidencing said Option Shares in the name of the Optionee to be mailed to the Optionee at the following address:

 ___________________________________
 ___________________________________

 ___________________________________

 ___________________________________

3. By executing this Exercise Notice, the Optionee hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Exercise Notice shall have the meanings given to them under the Plan or the Optionee's Option Agreement.

4. The Optionee is resident in __________ [name of state/province].

5. The Optionee represents, warrants and certifies as follows (please check all of the categories that apply):

(a) ☐ the Optionee at the time of exercise of the Option is not in the United States, is not a "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and is not exercising the Option on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver this exercise form in the United States;

Schedule A

(b) ☐ the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing above, and is a U.S. Accredited Investor and has completed the U.S. Accredited Investor Status Certificate in the form attached to this Exercise Notice;

(c) ☐ the undersigned holder is resident in the United States or is a U.S. person who is a resident of the jurisdiction referred to in the address appearing above, and is a natural person who is either: (i) a director, officer or employee of the Company or of a majority-owned subsidiary of the Company (each, an "Eligible Company Optionee"), (ii) a natural person consultant who is providing bona fide services to the Company or a majority-owned subsidiary of the Company that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities (an "Eligible Consultant"), or (iii) a former Eligible Company Optionee or Eligible Consultant; and/or

(d) ☐ if the undersigned holder is resident in the United States or is a U.S. person, the undersigned holder has delivered to the Company and the Company's transfer agent an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the securities to be delivered upon exercise of the Option, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available;

6. "United States" and "U.S. person" are as defined in Regulation S under the U.S. Securities Act.

Note: Certificates representing Shares will not be registered or delivered to an address in the United States unless Box 5(b), (c) or (d) above is checked.

7. If the undersigned Optionee has marked Box 5(b), (c) or (d) above, the undersigned Optionee hereby represents, warrants, acknowledges and agrees that:

(a) funds representing the subscription price for the Option Shares which will be advanced by the undersigned to the Company upon exercise of the Options will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the "PATRIOT Act"), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned's name and other information relating to this exercise form and the undersigned's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

Schedule A

(b) the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(c) there may be material tax consequences to the Optionee of an acquisition or disposition of any of the Option Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Optionee under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such securities. In particular, no determination has been made whether the Company will be a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended; and

(d) if the undersigned has marked Box 5(c) above, the Company may rely on the registration exemption in Rule 701 under the U.S. Securities Act and a state registration exemption, but only if such exemptions are available; in the event such exemptions are determined by the Company to be unavailable, the undersigned may be required to provide additional evidence of an available exemption, including, without limitation, the legal opinion contemplated by Box 5(d).

8. If the undersigned Optionee has marked Box 5(b) above, the undersigned represents and warrants to the Company that:

(a) the Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Option Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(b) the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the Optionee has considered necessary or appropriate in connection with his or her investment decision to acquire the Option Shares;

(c) the undersigned is: (i) purchasing the Option Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; and (ii) is purchasing the Option Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and

(d) the undersigned has not exercised the Option as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

Schedule A

9. If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking Box 5(b) above, or if the undersigned has marked Box 5(c) above on the basis that the exercise of the Option is subject to the registration exemption in Rule 701 under the U.S. Securities Act and an available state registration exemption, the undersigned also acknowledges and agrees that:

(a) the Option Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Option Shares will be issued as "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws absent an exemption from such registration requirements; and

(b) the certificate(s) representing the Option Shares will be endorsed with a U.S. restrictive legend substantially in the form set forth in the Option Agreement until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws.

10 The undersigned Optionee hereby represents, warrants, acknowledges and agrees that the certificate(s) representing the Option Shares may be subject to and legended with a four month hold period commencing on the date the Options were granted pursuant to the rules of the TSX Venture Exchange, if applicable, and applicable securities laws.

DATED the ________ day of ____________________, __________.

X __________
Signature of individual (if Optionee is an individual)

X __________
Authorized signatory (if Optionee is not an individual)

____________
Name of Optionee (please print)

____________
Name of authorized signatory (please print)

Schedule A

____________ Official capacity of authorized signatory (please print)

Schedule A

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of an option to purchase common shares of Contact Gold Corp. (the "Company") by the Optionee, the Optionee hereby represents and warrants to the Company that the Optionee satisfies one or more of the following categories of U.S. Accredited Investor (please initial each category that applies):

______ (1) Any director or executive officer of the Company; or

______ (2) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase of the Option Shares contemplated by the accompanying Exercise Notice, exceeds US$1,000,000 (for the purposes of calculating net worth: (i) the person's primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the purchase of the Option Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time execution of the accompanying Exercise Notice exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability); or

______ (3) A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Schedule A

APPENDIX "II" TO OPTION AGREEMENT

CONTACT GOLD CORP.

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Contact Gold Corp. (the "Company")

AND TO: Registrar and transfer agent for the common shares of the Company

The undersigned (a) acknowledges that the sale of ____________________________________ (the "Securities") of the Company, represented by certificate number _________________________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) the undersigned is not (A) an "affiliate" of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (B) a "distributor" as defined in Regulation S or (C) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another "designated offshore securities market", and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any "directed selling efforts" in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated _______________.

X ________-__
Signature of individual (if Seller is an individual)

X ___________
Authorized signatory (if Seller is not an individual)

_____________
Name of Seller (please print)

_____________
Name of authorized signatory (please print)

_____________
Official capacity of authorized signatory (please print)

Schedule A

Affirmation by Seller's Broker-Dealer
(Required for sales pursuant to Section (b)(2)(B) above)

We have read the foregoing representations of our customer, _________________________ (the "Seller") dated _______________________, with regard to the sale, for such Seller's account, of _________________ common shares (the "Securities") of the Company represented by certificate number ______________. We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Securities was made to a person in the United States;

(2) the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no "directed selling efforts" were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker's commission that would be received by a person executing such transaction as agent.

For purposes of these representations: "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; "directed selling efforts" means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and "United States" means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Dated: ________________________.

_______________________________________
Name of Firm

By:   ___________________________________
 Authorized Officer

Schedule A

SCHEDULE "B"

CONTACT GOLD CORP. - STOCK AND INCENTIVE PLAN

RESTRICTED SHARE UNIT GRANT AGREEMENT

[Insert the following U.S. legend if the Eligible Person is a U.S. Award Holder]

[THE RESTRICTED SHARE UNIT REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON SETTLEMENT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.]

This Restricted Share Unit ("RSU") Grant Agreement is made the day of , 20 between, the undersigned "Eligible Person" (the "Eligible Person"), being an employee, director, officer or consultant of Contact Gold Corp. (the "Company") or a Designated Affiliate thereof, pursuant to the terms of the Equity Incentive Plan of the Company (which Plan, as the same may from time to time be modified, supplemented or amended and in effect, is herein referred to as the "Plan"), and the Company.

In consideration of the grant of RSUs made to the Eligible Person pursuant to the Plan (the receipt and sufficiency of which are hereby acknowledged), the Eligible Person hereby agrees and confirms that:

1. The Eligible Person has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan.

2. The Eligible Person accepts and consents to and shall be deemed conclusively to have accepted and consented to, and agreed to be bound by, the provisions and all terms of the Plan and all bona fide actions or decisions made by the Board, the Committee or any person to whom the Committee may delegate administrative duties and powers in relation to the Plan, which terms and consent shall also apply to and be binding on the legal representatives, beneficiaries and successors of the undersigned.

3. On , 20 , the Eligible Person was granted RSUs, which grant is evidenced by this Agreement.

Schedule A

4. Except otherwise set forth in the Plan, the Redemption Date(s) for the Restricted Share Units is/are as follows:

5. The value of the RSUs is based on the value of the common shares of the Company and therefore is not guaranteed.

6. In the event of any discrepancy between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise specified herein.

7. The Restricted Share Units, which grant is evidenced by this Agreement, are also subject to the terms and conditions contained in the appendixes, if any, attached hereto.

8. This Restricted Share Unit Grant Agreement shall be considered as part of and an amendment to any employment agreement between the Eligible Person and the Company and the Eligible Person herby agrees that the Eligible Person will not make any claim under that employment agreement for any rights or entitlement under the Plan or damages in lieu thereof except as expressly provided in the Plan.

[Insert the following U.S. legend if the Eligible Person is a U.S. Participant, as defined in the Plan:]

[If the Eligible Person is a U.S. Award Holder, the Eligible Person acknowledges and agrees as follows:

(A) The Restricted Share Unit and the Shares issuable upon vesting and settlement hereof (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the Restricted Share Unit is being granted to the Eligible Holder in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(B) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Eligible Holder may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

(C) If the Eligible Holder decides to offer, sell or otherwise transfer any of the Shares, the Eligible Holder will not offer, sell or otherwise transfer the Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

Schedule A

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

(D) The certificate(s) representing the Shares will be endorsed with or include the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix "II" hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Schedule A

(E) If the Eligible Person is resident in the State of California on the effective date of the grant of the Restricted Share Unit, then, in addition to the terms and conditions contained in the Plan and in this Certificate, the Eligible Person acknowledges that the Company, as a reporting issuer under the securities legislation in certain provinces of Canada and is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the Eligible Person by the Company upon the Eligible Person's request.]

Schedule A

This Agreement shall be determined in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein. Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

CONTACT GOLD CORP.		ELIGIBLE PERSON

Per:		By:
	Authorized Signatory:		Print Name:

Schedule A

SCHEDULE "C"

CONTACT GOLD CORP. - STOCK AND INCENTIVE PLAN

DEFERRED SHARE UNIT GRANT AGREEMENT

[Insert the following U.S. legend if the Eligible Participant is a U.S. Award Holder]

[THE DEFERRED SHARE UNIT REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES ISSUABLE UPON SETTLEMENT THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND IT HAS, IN THE CASE OF EACH OF (C) AND (D), PRIOR TO SUCH TRANSFER FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT.]

This Deferred Share Unit ("DSU") Grant Agreement is made the day of , 20 between, the undersigned director and/or officer of the Company or a Designated Affiliate thereof  (the "Eligible Participant"), pursuant to the terms of the Equity Incentive Plan of the Company (which Plan, as the same may from time to time be modified, supplemented or amended and in effect, is herein referred to as the "Plan"), and the Company.

The Eligible Participant confirms and acknowledges that:

1. He/she has received a copy of the terms of the Plan and this Agreement, understands and agrees to be bound by them.

2. On , 20 , the Eligible Participant was granted DSUs, which grant is evidenced by this Agreement.

3. [OMIT FOR US TAXPAYERS: He/she will not be able to cause the Company to redeem DSUs referred to above or any additional DSUs credited to the Eligible Participant's Account pursuant to the Plan in respect of such DSUs until following his/her Separation Date. ] [FOR US TAXPAYERS ONLY: Notwithstanding anything to the contrary in the Plan or otherwise, the Eligible Participant's Account shall be redeemed and the DSUs issued hereunder shall be redeemed in [one][two][equal] installment[s], with one Redemption Date occurring within thirty (30) days of the US Taxpayer's Separation from Service but in no event later than the last day of the calendar year in which such Separation of Service occurs [and, the second Redemption Date occurring on [March 1] of the calendar year following such Separation from Service.]

Schedule A

4. When DSUs referred to above and additional DSUs credited to the Eligible Participant's Account pursuant to his/her election are redeemed in accordance with the terms of the Plan after he/she is no longer either a director or officer of the Company, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Company will make all appropriate withholdings as required by law at that time.

5. The value of the DSUs is based on the value of the common shares of the Company and therefore is not guaranteed.

6. In the event of any discrepancy between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. All capitalized expressions used herein shall have the same meaning as in the Plan unless otherwise specified herein.

7. This Agreement shall be determined in accordance with the laws of the province of British Columbia and the laws of Canada applicable therein.

[Insert the following U.S. legend if the Eligible Participant is a U.S. Participant, as defined in the Plan:]

[If the Eligible Participant is a U.S. Award Holder, the Eligible Participant acknowledges and agrees as follows:

(A) The Deffered Share Unit and the Shares issuable upon vesting and settlement hereof (collectively, the "Securities") have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or the securities laws of any state of the United States, and the Deferred Share Unit is being granted to the Eligible Holder in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

(B) The Securities will be "restricted securities", as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Eligible Holder may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available).

(C) If the Eligible Holder decides to offer, sell or otherwise transfer any of the Shares, the Eligible Holder will not offer, sell or otherwise transfer the Shares directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") and in compliance with applicable local laws and regulations;

Schedule A

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or "blue sky" laws; or

(iv) the Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (iii) and (iv) it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws.

(D) The certificate(s) representing the Shares will be endorsed with or include the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT "GOOD DELIVERY" OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE."

provided, that if the Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix "II" hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

Schedule A

(E) If the Eligible Participant is resident in the State of California on the effective date of the grant of the Deferred Share Unit, then, in addition to the terms and conditions contained in the Plan and in this Certificate, the Eligible Participant acknowledges that the Company, as a reporting issuer under the securities legislation in certain provinces of Canada and is required to publicly file with the securities regulators in those jurisdictions continuous disclosure documents, including audited annual financial statements and unaudited quarterly financial statements (collectively, the "Financial Statements"). Such filings are available on the System for Electronic Document Analysis and Retrieval (SEDAR), and documents filed on SEDAR may be viewed under the Company's profile at the following website address: www.sedar.com. Copies of Financial Statements will be made available to the Eligible Participant by the Company upon the Eligible Participant's request.]

CONTACT GOLD CORP.		ELIGIBLE PARTICIPANT

Per:		By:
	Authorized Signatory:		Print Name:

Schedule A

SCHEDULE "B"

MANDATE OF THE BOARD OF CONTACT GOLD CORP.

General

Section 1. The directors are elected by the shareholders and are responsible for the stewardship of the business and affairs of Contact Gold Corp. ("Contact Gold", or the "Corporation"). The Board of Directors (the "Board") seeks to discharge this responsibility by reviewing, discussing and approving the Company's strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure enhance and preserve the business of the Company and the underlying value of the Company.

Composition

Section 2. The Board believes that better corporate governance is promoted when a board of directors is made up of highly qualified individuals i) from diverse backgrounds who reflect the changing population demographics of the markets in which the Company operates, ii) of each gender, and iii) reflective of the talent available with the required expertise. When considering recommendations for nomination to the Board, the Board shall consider:

(a) diversity criteria including gender, age, ethnicity and geographic background; and

(b) candidates who are highly qualified based on their experience, functional expertise, and personal skills and qualities.

Notwithstanding this, the Company does not support the adoption of quotas to support its belief in the importance of diversity. In addition to the criteria set out above and elsewhere herein, employees and directors of the Company ("Directors") will be recruited and promoted based upon their ability and contributions.

Section 3. The Directors shall consist of persons who possess skills and competencies in areas that are:

(a) necessary to enable the Board and Board committees to properly discharge their duties and responsibilities; and

(b) relevant to the Company's activities.

Section 4. At least a majority of the directors shall be individuals who are "independent" directors in accordance with applicable securities laws and stock exchange policies. Subject to the size and operations of the Company, the Board is committed to setting measurable objectives for the long-term goal of improving gender representation across all levels of the organisation.  Annually, the Board will report to the Company's shareholders the following:

(a) a summary of the Company's progress towards achieving the measurable objectives set under this Policy; and

(b) details of the measurable objectives set under this Policy for the subsequent financial year.

Section 5. The Board does not believe it should establish term limits for directors as term limits could result in the loss of Directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its stakeholders.

The Board, on its initiative and on an exceptional basis, may exercise discretion to introduce maximum terms or mandatory retirement where it considers that such a limitation would benefit the Company and its stakeholders.

Section 6. Subject to the limitations herein, the Corporate Governance and Nominating ("CG&N") Committee of the Board will annually (and more frequently, if appropriate) recommend candidates to the Board for election or appointment as Directors, taking into account the Board's conclusions with respect to the appropriate size and composition of the Board and Board committees, the competencies and skills required to enable the Board and Board Committees to properly discharge their responsibilities, and the competencies and skills of the current Board.

Schedule B

Section 7. No director should serve on the board of a regulatory body with oversight of the Company. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the Director's time and availability for his or her commitment to Contact Gold as well as his or her ability to exercise their fiduciary duties as directors.

Directors should advise the chair of the CG&N Committee and the Chief Executive Officer ("CEO") of the Company before accepting membership on other public company boards of directors, or any audit committee, or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Company.

No director shall serve on more than four public company boards in aggregate.

Section 8. Without prior approval of the CG&N Committee, the CEO of the Company should not serve on the board of any other public company; and at no time shall the CEO serve on more than one other public company.

Section 9. The Board approves the final choice of candidates.

Section 10. The shareholders of the Company elect the Directors annually.

Section 11. A Lead Director is elected annually at the first meeting of the Board following the shareholders' meeting. This role is normally filled by the Chair. At any time when the Chair is an employee of the Company, the non-management directors shall select an independent director to carry out the functions of a Lead Director. This person would chair regular meetings of the non-management directors and assume other responsibilities which the non-management directors as a whole have designated.

Section 12. The Secretary of the Company (the "Secretary") shall be secretary of the Board.

Section 13. Directors are expected to comply with the Corporation's Code of Business Conduct and Ethics and its Directors' Code of Ethics.

Meetings, Proceedings and Administration

Section 14. The quorum for the transaction of business at any meeting of the Board shall be a majority of directors or such other number of directors as the Board may from time to time determine according to the articles of incorporation of the Company.

Section 15. The Board shall have at least four scheduled meetings per year. The Chair of the Board ("Chair") and the CEO shall develop the agenda for each meeting.

Section 16. Committee meetings may be held in person, by video-conference, by telephone or by any combination of the foregoing.

Section 17. Independent directors shall meet at the end of each Board meeting without management and non-independent directors.

Section 18. At meetings of the Board, resolutions shall be approved by a majority of the votes cast on the resolution.

Section 19. Regularly scheduled Board meetings shall normally proceed as follows:

(a) Review and approval of the minutes of the preceding Board meeting;

(b) Business arising from the previous minutes;

(c) Reports of committees;

(d) Report of the President and CEO, financial and operational reports;

(e) Other business;

(f) In-camera session with solely independent directors; and

(g) Adjournment.

Schedule B

Section 20. A secretary should be named for each Board and committee meeting and minutes should be circulated in due course after such meeting. This role is normally filled by the Secretary.

Section 21. Minutes of the committee meetings will be made available to each Board member upon request.

Authority and Responsibilities

Section 22. The powers of the Board may be exercised at a meeting for which notice has been given and at which a quorum is present or, in appropriate circumstances, by resolution in writing signed by all the directors.

Section 23. The Board is authorized to retain, and to set and pay the compensation of, independent legal counsel and other advisers if it considers this appropriate.

Section 24. The Board is authorized to invite officers and employees of the Company and outsiders with relevant experience and expertise to attend or participate in its meetings and proceedings, if it considers this appropriate.

Section 25. The Board and the Directors have unrestricted access to the advice and services of the Secretary and outside auditors and legal counsel.

Section 26. The Board discharges its responsibility for overseeing the management of the Company's business by delegating to the Company's senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities directly and through its committees; namely, the Audit Committee, the Compensation Committee the CG&N Committee, and the Health, Safety and Sustainability Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address issues of a more short-term nature. The Board's primary roles are overseeing corporate performance and providing quality, depth and continuity of management to meet the Company's strategic objectives.

Section 27. The Board is authorized through the CG&N Committee to conduct evaluations of the Board and the Directors and perform succession planning activities

Section 28. Responsibilities of the Board include, but are not limited to:

(a) selecting and appointing, evaluating and (if necessary) terminating the CEO;

(b) satisfying itself as to the integrity of the CEO and other executive officers and ensuring that they promote a culture of integrity throughout the organization;

(c) adopting a strategic planning process, approving strategic plans, and monitoring performance against plans;

(d) reviewing the Company's long-term strategy annually;

(e) reviewing and approving annual operational budgets, capital expenditure limits and corporate objectives, and monitoring performance on each of the above;

(f) approving all decisions involving unbudgeted expenditures individually in excess of $100,000, or in aggregate in excess of $250,000;

(g) reviewing policies and procedures to identify business risks, and ensure that systems and actions are in place to monitor them;

(h) reviewing policies and processes to ensure that the Company's internal control and management information systems are operating properly;

(i) approving the audited annual financial statements, MD&A, annual information form, information circular, and other filings required under applicable securities laws;

(j) assessing the contribution of the Board, committees and all directors annually, and planning for succession of the Board;

(k) reviewing and approving committee chair nominees from time to time as recommended by the respective committees;

Schedule B

(l) assessing the effectiveness of the Board and each of the directors annually at a meeting of the Board to determine if any changes to the Board size or make-up are required;

(m) assessing the effectiveness of each director by way of a formal review undertaken by with the Chair of the Board, Lead Director or Chair of the CG&N Committee where each director will receive peer feedback from other directors to determine how they could operate more effectively within the Board;

(n) arranging formal orientation programs for new directors, where appropriate;

(o) considering diversity in the selection criteria of new Board members;

(p) establishing and maintaining an appropriate system of corporate governance including practices to ensure the Board functions effectively and independently of management, including reserving a portion of all Board and its committee meetings for in camera discussions without management present;

(q) approving and monitoring compliance with significant policies and procedures by which the Company is operated;

(r) proactively monitoring the Company's performance in meeting standards and objectives related to those diversity initiatives established by the Board, and progress in achieving them;

(s) ensuring that a comprehensive compensation strategy is maintained which includes competitive industry positioning, weighting of compensation elements and relationship of compensation to performance;

(t) ensuring that an adequate system of internal control is maintained to safeguard the Company's assets and the integrity of its financial and other reporting systems;

(u) ensuring that the Company has in place a communication and disclosure policy which supports the oversight of public communication and disclosure and enables disclosure controls in compliance with all legal and regulatory requirements and that such is reviewed at such intervals as the Board deems appropriate. Directors must adhere to the Company's disclosure policy;

(v) providing oversight of environmental matters;

(w) reviewing and considering for approval all amendments or departures proposed by management from established strategy, capital and operating budgets, or matters of policy, which diverge from the ordinary course of business;

(x) ensuring that a process is established that adequately provides for management succession planning, including the appointing, training, and monitoring of senior management;

(y) annually assessing the charters of Board committees and revising where necessary;

(z) adhering to all other Board responsibilities set out in the Company's by-laws and other statutory and regulatory requirements; and

(aa) enhancing the reputation, goodwill and image of the Company.

Section 29. 29.Responsibilities of the Chair of the Board include but are not limited to:

(a) providing leadership to the Board with respect to its functions as described in this Mandate and as otherwise may be appropriate, including overseeing the logistics of the operations of the Board;

(b) chairing meetings of the Board, unless not present including in camera sessions;

(c) ensuring that the Board meets on a regular basis and at least quarterly;

(d) establishing a calendar for holding meetings of the Board;

(e) establishing the agenda for each meeting of the Board, with input from other Board members and any other parties as applicable;

(f) ensuring that Board materials are available to any director on request;

(g) ensuring that the members of the Board understand and discharge their duties and obligations;

Schedule B

(h) fostering ethical and responsible decision making by the Board and its individual members;

(i) overseeing the structure, composition, membership and activities of the Board;

(j) ensuring that resources and expertise are available to the Board so that it may conduct its work effectively and efficiently;

(k) pre-approving work to be undertaken for the Board by consultants;

(l) facilitating effective communication between members of the Board and management;

(m) attending each meeting of shareholders to respond to any questions from shareholders as may be put to the Chair;

(n) communicate with directors between meetings;

(o) attend key functions of the Company;

(p) meet with major shareholder groups; and

(q) act as Chair at any annual and, if applicable, special meeting of shareholders of the Company.

Section 30. Expectations of Directors include but are not limited to:

(a) maintaining a high attendance record at meetings of the Board and the committees of which they are members. Directors are encouraged to attend at least 75% of meetings of the Board in the absence of extenuating circumstances. Attendance by telephone or video conference may be used to facilitate a director's attendance;

(b) reviewing the materials circulated in advance of meetings of the Board and its committees and being prepared to discuss the issues presented.  Directors are encouraged to contact the Chair of the Board, the CEO and any other appropriate executive officer(s) to ask questions and discuss agenda items prior to meetings;

(c) being sufficiently knowledgeable of the business of Contact Gold, including its financial statements, and the risks it faces, ensuring active and effective participation in the deliberations of the Board and of each committee on which he or she serves.

(d) freely to contact the CEO at any time to discuss any aspect of the Company's business.  Directors should use their judgement to ensure that any such contact is not disruptive to the operations of the Company. The Board expects that there will be frequent opportunities for Directors to meet with the CEO in meetings of the Board and committees, or in other formal or informal settings.

(e) Maintaining the confidentiality of the proceedings and deliberations of the Board and its committees. Each Director will maintain the confidentiality of information received in connection with his or her service as a director.

Section 31. Expectations of Management of Contact Gold

(a) at the request of the Board, report on the Company's performance, management's concerns and any other matter the Board or its Chair may deem appropriate.  Management must promptly report to the Chair any significant developments, changes, transactions or proposals respecting Contact Gold.

(b) prepare and present to the Board annually (or more frequently if appropriate) a business plan and budget, and report regularly to the Board on the Company's performance against the business plan and budget;

(c) review and update annually (or more frequently if appropriate) the Company's strategic plan, and report regularly to the Board on the implementation of the strategic plan in light of evolving conditions;

(d) report regularly to the Board on the Company's business and affairs and on any matters of material consequence for the Company and its shareholders;

(e) speak for the Company in its communications with shareholders and the public in accordance with the Company's Disclosure Policy;

Schedule B

(f) comply with any additional expectations that are developed and communicated during the annual strategic planning and budgeting process and during regular Board and committee meetings;

(g) implement policies and practices to achieving diversity initiatives determined by the Board and report to the Board on the progress toward and achievement of such diversity initiatives;

(h) promote a work environment that values and utilizes the contributions of employees with a variety of backgrounds, experiences and perspectives through awareness of the benefits of workforce diversity and successful management of diversity; and

(i) consult the Board with respect to all matters which by law require Board approval

Schedule B